PROSPECTUS SUPPLEMENT
(to Prospectus dated October 30, 2003)

                                  $312,847,000
                                 (APPROXIMATE)
                              [FIRST HORIZON LOGO]

                       FIRST HORIZON ABS TRUST 2004-HE2,
                                   AS ISSUER

                    FIRST HORIZON ABS NOTES, SERIES 2004-HE2
                PAYMENTS PAYABLE MONTHLY COMMENCING IN JULY 2004


FIRST TENNESSEE BANK NATIONAL ASSOCIATION,    FIRST HORIZON ASSET SECURITIES, INC.,
          AS SELLER AND SERVICER                          AS DEPOSITOR

                                        PRINCIPAL          NOTE         PRICE TO     UNDERWRITING   PROCEEDS TO THE
                                         BALANCE         RATE(1)         PUBLIC       DISCOUNT       DEPOSITOR(2)
                                       ------------   --------------  ------------     --------      ------------
 Per Note............................                 LIBOR + 0.22%        100.00%        0.30%            99.70%
 Total...............................  $312,847,000                   $312,847,000     $938,541      $311,908,459

 ---------------
 (1) Variable, as described in this prospectus supplement.
 (2) Before deducting expenses, payable by the depositor, estimated to be $430,000.

The notes are being offered pursuant to this prospectus supplement and the accompanying prospectus.

 You should carefully consider the risk factors beginning on page S-11 of this prospectus supplement and on page 6 of the accompanying prospectus.

The assets of the trust will include primarily a pool of adjustable rate home equity line of credit loans. The notes will be secured by the assets of the trust. The notes currently have no trading market. The notes are obligations of the trust only and are not obligations of any other person. Credit enhancement will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by MBIA Insurance Corporation. The remaining terms to maturity of the loans will range from 223 to 355 months.

                                  [MBIA LOGO]


    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY FTN FINANCIAL SECURITIES CORP. IN CONNECTION WITH OFFERS AND SALES OF THE NOTES IN MARKET-MAKING TRANSACTIONS.

    THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The notes will be offered by FTN Financial Capital Markets, a division of First Tennessee Bank National Association, from time to time to the public at the offering price listed in the table above and FTN Financial Capital Markets will receive the underwriting discount listed above. See 'Underwriting' in this prospectus supplement. Delivery of the notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds on or about June 25, 2004.
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                                 FTN FINANCIAL
                   Prospectus Supplement dated June 22, 2004

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this prospectus supplement, which describes the specific terms of your notes.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the notes offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the servicer, in connection with market making transactions in such notes. FTN Financial Securities Corp. may act as principal or agent in these transactions. Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which FTN Financial Securities Corp. acts as a market maker.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY.....................................................................S-6
   The Trust................................................................S-6
   The Seller and Servicer..................................................S-6
   The Depositor............................................................S-6
   The Indenture Trustee and Administrator..................................S-6
   The Owner Trustee........................................................S-6
   The Note Insurer.........................................................S-6
   Cut-Off Date.............................................................S-6
   Trust Property...........................................................S-6
   The Mortgage Loans.......................................................S-6
   Payments to Noteholders..................................................S-7
   Interest Periods.........................................................S-7
   Application of Collections...............................................S-7
      Interest..............................................................S-7
      Principal.............................................................S-7
   Maturity Date............................................................S-8
   Termination of Trust.....................................................S-8
   Credit Enhancement.......................................................S-8
      Overcollateralization and Excess Interest.............................S-8
      The Policy............................................................S-8
   Optional Termination.....................................................S-9
   Registration of Notes....................................................S-9
   Federal Income Tax Consequences..........................................S-9
   ERISA Considerations.....................................................S-9
   Legal Investment Considerations..........................................S-9
   Note Rating..............................................................S-9

RISK FACTORS...............................................................S-11
   Notes May Not Be Appropriate Investments For Some Investors.............S-11
   Geographic Concentration Increases Risk That the Yield on the
      Notes May Be Impaired................................................S-11
   Cash Flow Limited in Early Years of Mortgage Loans......................S-12
   The Failure to Deliver the Loan Documents and the Failure to
      Record the Assignments May Cause a Sale to the Depositor
      to be Ineffective....................................................S-12
   The Servicer Has Limited Ability to Change the Terms of the
      Mortgage Loans.......................................................S-13
   Interest Payable on the Notes and Interest Payable on the
      Mortgage Loans Differ................................................S-13
   Ratings on Notes Based Primarily on Claims-Paying Ability of
      the Note Insurer.....................................................S-14
   Limited Information Regarding Prepayment History........................S-14
   Yield to Maturity of Notes May be Affected by Repurchases...............S-14
   Consequences of Owning Book-Entry Notes.................................S-14
   Impact of Terrorist Attacks.............................................S-15
   An Insolvency of the Seller May Delay, Accelerate or Reduce
      Payments on the Notes................................................S-15
   Mortgage Loans May Convert to Fixed Rates Which May Reduce
      the Yield on the Notes...............................................S-16

FORWARD-LOOKING STATEMENTS.................................................S-17

THE TRUST..................................................................S-17
   General.................................................................S-17

THE NOTE INSURER...........................................................S-18
   MBIA....................................................................S-18
   Financial Information about the Note Insurer............................S-18
   Financial Strength Ratings of the Note Insurer..........................S-19

THE SELLER AND SERVICER....................................................S-20
   First Tennessee Bank National Association...............................S-20
   Credit and Underwriting Guidelines......................................S-20

   Servicing of the Mortgage Loans.........................................S-22
   Foreclosure, Delinquency and Loss Experience............................S-23
   Management's Discussion and Analysis of Delinquency and
      Foreclosure Trends...................................................S-24

MATURITY AND PREPAYMENT CONSIDERATIONS.....................................S-25

DESCRIPTION OF THE HELOCS..................................................S-26
   General.................................................................S-26
   HELOC Pool Statistics...................................................S-27
   HELOC Terms.............................................................S-36
   Servicing Compensation and Payment of Expenses..........................S-36
   Assignment of HELOCs....................................................S-37
   Conservatorship or Receivership.........................................S-39
   Optional Transfer of HELOCs to the Seller...............................S-40

DESCRIPTION OF THE NOTES...................................................S-40
   General.................................................................S-40
   Book-Entry Notes........................................................S-40
   Payments................................................................S-44
   Certain Definitions.....................................................S-45
   Interest................................................................S-46
   The Policy..............................................................S-47
   Rapid Amortization Events...............................................S-49
   Termination of Trust....................................................S-50
   Optional Termination....................................................S-50
   Reports to Securityholders..............................................S-50

THE SERVICING AGREEMENT....................................................S-51
   Modifications to HELOCs.................................................S-52
   Consent to Senior Liens.................................................S-52
   Hazard Insurance........................................................S-52
   Realization Upon Defaulted Mortgage Loans...............................S-53
   Evidence as to Compliance...............................................S-53
   Events of Servicing Termination.........................................S-53
   Rights Upon an Event of Servicing Termination...........................S-54
   Amendment...............................................................S-54
   Matters Regarding the Servicer..........................................S-54

THE INDENTURE..............................................................S-55
   Events of Default; Rights Upon Event of Default.........................S-55
   Covenants...............................................................S-56
   Annual Compliance Statement.............................................S-57
   Indenture Trustee's Annual Report.......................................S-57
   Satisfaction and Discharge of Indenture.................................S-57
   Modification of Indenture...............................................S-57
   Voting Rights...........................................................S-58
   Matters Regarding the Indenture Trustee, the Depositor and
      the Seller...........................................................S-58

THE TRUST AGREEMENT........................................................S-58
   Amendment...............................................................S-58
   Matters Regarding the Owner Trustee, the Depositor and the Seller.......S-59

ADMINISTRATION AGREEMENT...................................................S-59

THE INDENTURE TRUSTEE......................................................S-59

THE OWNER TRUSTEE..........................................................S-59

USE OF PROCEEDS............................................................S-59

FEDERAL INCOME TAX CONSEQUENCES............................................S-59

STATE TAX CONSEQUENCES.....................................................S-60

ERISA CONSIDERATIONS.......................................................S-60

LEGAL INVESTMENT CONSIDERATIONS............................................S-61

UNDERWRITING...............................................................S-61

EXPERTS....................................................................S-62

LEGAL MATTERS..............................................................S-62

RATING.....................................................................S-62

INDEX OF DEFINED TERMS.....................................................S-63

ANNEX I.....................................................................I-1

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                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.

The Trust

First Horizon ABS Trust 2004-HE2 will be created pursuant to a trust agreement, as amended and restated, between the depositor and the owner trustee. The trust will own a pool of home equity line of credit loans including the outstanding balances as of the cut-off date and any additional outstanding balances generated under those loans. The trust will issue securities, referred to as the notes, on June 25, 2004.

The Seller and Servicer

First Tennessee Bank National Association

We refer you to "The Seller and Servicer" in this prospectus supplement for more detail.

The Depositor

First Horizon Asset Securities, Inc.

We refer you to "The Depositor" in the prospectus.

The Indenture Trustee and Administrator

The Bank of New York

The Owner Trustee

Wilmington Trust Company

The Note Insurer

MBIA Insurance Corporation

We refer you to "The Note Insurer" and "Description of the Notes--The Policy" in this prospectus supplement for more detail.

Cut-Off Date

June 1, 2004.

Trust Property

The property of the trust will include:

o a pool of adjustable rate home equity line of credit loans made or to be made in the future under home equity line of credit loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties. We sometimes refer to these home equity line of credit loan agreements as mortgage loans or home equity lines of credit.

o    payments on the mortgage loans received after the cut-off date.

o any additions to the loan balances of the mortgage loans during the life of the trust.

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

o    the benefit of the financial guaranty insurance policy.

o rights of the depositor under the purchase agreement by which the seller sells the mortgage loans to the depositor.

o benefits under any hazard insurance policies covering the mortgaged properties.

o    amounts on deposit in certain accounts.

o    all proceeds from the items above.

The Mortgage Loans

On or before June 25, 2004, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on June 1, 2004.

o    number of mortgage loans: 6,282

o    aggregate principal balance: $312,847,441.05

o    average principal balance: $49,800.61

o    range of credit limits: $5,000.00 to $500,000.00

o    average credit limit: $51,654.52

o    range of remaining terms to stated maturity: 223 months to 355 months

o    weighted average remaining term to stated maturity: 237 months

o    current loan rate per annum range: 3.000% to 9.650%

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o    weighted average current loan rate per annum: 5.584%

o    range of margins: -1.000% to 5.650%

o    weighted average margin: 1.584%

o    credit limit utilization rate range: 1.000% to 100.000%

o    weighted average credit limit utilization rate: 96.411%

o    weighted average original combined loan-to value ratio: 87.072%

We refer you to "The Seller and Servicer" and "Description of the HELOCs" in this prospectus supplement for more detail.

Each mortgage loan contains a feature that permits the related borrower to lock the loan rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the term of the mortgage loan.

Payments to Noteholders

You will be entitled to receive payments of interest each month starting in July 2004. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments and new draws on the mortgage loans. Each month the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry securities, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the 25th day of each month or, if that day is not a business day, the next succeeding business day.

Interest Periods

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date through the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest period divided by 360.

Application of Collections

     Interest

On each payment date, after payment of the servicing fee, the portion of interest collections on the mortgage loans received during the preceding calendar month, that is allocated to noteholders will be applied in the following order of priority:

     1.   to the indenture trustee, the indenture trustee fee;

     2.   to the note insurer, the premium due for the policy;

     3. to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under "Description of the Notes--Payments";

     4. to the noteholders, as a payment of principal, the noteholders' portion of charge-offs incurred during the preceding calendar month, and the noteholders' portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders' portion of interest collections, overcollateralization or draws under the policy;

     5. to the note insurer, as reimbursement for prior draws made under the policy;

     6. to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;

     7. to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;

     8. to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the weighted average of the loan rates minus certain fees; and

     9.   to the owner of the transferor interest.

     Principal

During the period from the first payment date through the payment date in June 2009, the amount of principal collections to be paid to noteholders as a payment of principal will equal the excess, if any, of all principal collections on the mortgage loans

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received during the preceding calendar month over the amount of all additional balances drawn under the mortgage loans during the preceding calendar month. On every payment date after the payment date in June 2009, all principal collections on the mortgage loans received during the preceding calendar month will be paid to noteholders as a payment of principal. However, the amount of principal collections on the mortgage loans paid on the notes on any payment date will be reduced if the amount of overcollateralization exceeds the required level of overcollateralization.

Notwithstanding the above, noteholders may be entitled to all principal collections prior to the 61st month if any of the events included in the definition of "Rapid Amortization Event" occur.

We refer you to "Description of the Notes--Payments" in this prospectus supplement for more detail.

Maturity Date

February 25, 2034

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

Termination of Trust

The trust will terminate on the payment date following the earliest of (i) the payment date occurring in February 2034, (ii) the final payment or other liquidation of the last mortgage loan in the trust and (iii) the servicer's exercise of its right to repurchase the mortgage loans as described under "Optional Termination".

Credit Enhancement

     Overcollateralization and Excess Interest

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization. On the closing date the overcollateralization will be zero and is expected to build to the required amount after the notes have been issued.

The noteholders' portion of interest payments on the mortgage loans is expected to exceed the amount of interest due and payable on the notes. A portion of this excess will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will change over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

We refer you to "Maturity and Prepayment Considerations" and "Description of the Notes" in this prospectus supplement for more detail.

     The Policy

MBIA Insurance Corporation will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to herein as the policy. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below. The policy will not guarantee any payments of interest in excess of the maximum rate.

On each payment date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest on the notes, subject to the maximum rate, or (ii) investor charge off amounts not covered by the noteholders' portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the note principal balance on the payment date occurring in February 2034.

We refer you to "Description of the Notes--The Policy" in this prospectus supplement for more detail.

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Optional Termination

On any payment date on or after the date on which the outstanding principal balance of the notes (after all principal payments on such payment date) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on the day the notes are issued, the servicer will have the option of purchasing the mortgage loans, which will have the effect of redeeming the notes.

We refer you to "Description of the Notes--Optional Termination" in this prospectus supplement and "The Agreements--Termination; Optional Termination" in the prospectus.

Registration of Notes

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences of Owning Book-Entry Notes", "Description of the Notes--Book-Entry Notes" and "Annex I" in this prospectus supplement for more detail.

Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement concerning the application of federal, state and local tax laws.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages. Because the pool of mortgage loans owned by the trust includes second-lien mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for more detail.

Note Rating

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

o    "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

o    "Aaa" by Moody's Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings do not address any payments of interest that could accrue if the notes are subject to the maximum rate of interest.

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We refer you to "Risk Factors--Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer" and "Rating" in this prospectus supplement for more detail.

We refer you to "Risk Factors--Rating of the Securities Do Not Assure Their Payment" and "Rating" in the prospectus.

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                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk factors" in the prospectus.

Notes May Not Be Appropriate              The notes may not be an appropriate
Investments For Some Investors            investment for you if you do not have
                                          sufficient resources or expertise to
                                          evaluate the particular
                                          characteristics of the notes. This may
                                          be the case because, among other
                                          things:

                                          o    if you purchase your notes at a
                                               price other than par, your yield
                                               to maturity will be sensitive to
                                               the uncertain rate and timing of
                                               principal prepayments on the
                                               mortgage loans;

                                          o    the notes may be inappropriate
                                               investments for you if you
                                               require a distribution of a
                                               particular amount of principal on
                                               a specific date or an otherwise
                                               predictable stream of
                                               distributions because the rate of
                                               principal distributions on, and
                                               the weighted average lives of,
                                               the notes will be sensitive to
                                               the uncertain rate and timing of
                                               principal payments and draws on
                                               the mortgage loans;

                                          o    you may not be able to reinvest
                                               the principal amounts paid on
                                               your notes, which in general are
                                               expected to be greater during
                                               periods of relatively low
                                               interest rates, at a rate that is
                                               as high as the interest rate on
                                               the notes or your expected yield;
                                               and

                                          o    unless a secondary market for the
                                               notes develops, the notes may be
                                               illiquid investments.

                                          You should also carefully consider the
                                          further risks discussed below and
                                          under the heading "Maturity and
                                          Prepayment Considerations" in this
                                          prospectus supplement and under the
                                          heading "Risk Factors" in the
                                          prospectus.

Geographic Concentration Increases Risk   One risk associated with investing in
That the Yield on the Notes May Be        notes backed by mortgage loans is
Impaired                                  created by any concentration of the
                                          related mortgaged properties in one or
                                          more geographic regions. If the
                                          regional economy or housing market of
                                          any state (or other region) having a
                                          significant concentration of the
                                          properties underlying the mortgage
                                          loans weakens, the mortgage loans
                                          related to properties in that region
                                          may experience high rates of loss and
                                          delinquency, resulting in losses to
                                          noteholders if the note insurer fails
                                          to perform under the policy. A
                                          region's economic condition and
                                          housing market may be adversely
                                          affected by a variety of events,
                                          including natural disasters such as
                                          earthquakes, hurricanes, floods and
                                          eruptions, and civil disturbances. The
                                          economic impact of any such events may
                                          also be felt in areas beyond the
                                          region immediately affected by the
                                          disaster or disturbance. The
                                          properties underlying the mortgage
                                          loans may be concentrated in these
                                          regions. Such concentration may result
                                          in greater losses to noteholders than
                                          those generally present for similar
                                          notes without such concentration. As
                                          of June 1, 2004, approximately 21.97%,
                                          7.33%, 6.28% and 5.25% of the loans
                                          were secured by mortgaged properties
                                          in California, Washington, Virginia
                                          and Maryland, respectively. A
                                          weakening of the economy of these
                                          states may result in increases in the
                                          loss and delinquency rate for mortgage
                                          loans concentrated in such areas and
                                          if the note insurer fails to perform
                                          under the policy, you may experience
                                          delays in payment or suffer a loss.

Cash Flow Limited in Early Years of       Unless the borrower has elected to
Mortgage Loans                            convert all or a portion of a mortgage
                                          loan to a fixed rate of interest,
                                          borrowers generally are not required
                                          to make monthly payments of principal
                                          during the draw period under the
                                          related credit line agreements,
                                          although minimum payments are required
                                          to at least equal, and may exceed,
                                          accrued interest and fees. Principal
                                          payments on the converted portion of a
                                          mortgage loan amortize over a period
                                          selected by the borrower, not to
                                          exceed the original maturity of the
                                          mortgage loan. As a result,
                                          collections on mortgage loans may
                                          vary. A substantial portion of the
                                          mortgage loans by outstanding
                                          principal balance as of the cut-off
                                          date may permit the related borrowers
                                          to extend their draw periods for one
                                          additional five year term, but in no
                                          event will the draw period for a
                                          mortgage loan extend more than 10
                                          years beyond the cut-off date.
                                          Collections on the mortgage loans may
                                          also vary due to seasonal purchasing
                                          and payment habits of borrowers. As a
                                          result there may be limited
                                          collections available to make payments
                                          to you and you may receive payments of
                                          principal more slowly than
                                          anticipated.

The Failure to Deliver the Loan           Under the terms of a sale and
Documents and the Failure to Record       servicing agreement, among the
the Assignments May Cause a Sale to the   depositor, the servicer, the trust and
Depositor to be Ineffective               the indenture trustee, so long as the
                                          seller's unsecured debt is assigned a
                                          minimum rating of "Baa2" by Moody's
                                          Investor Service, Inc. and "BBB" by
                                          Standard and Poor's Ratings Services,
                                          a division of The McGraw-Hill
                                          Companies, Inc., the loan documents
                                          with respect to each home equity line
                                          of credit will be retained by the
                                          seller, and assignments of the related
                                          mortgage to the trust will not be
                                          recorded. Failure to deliver the
                                          documents to the indenture trustee
                                          will make the transfer of the home
                                          equity lines of credit potentially
                                          ineffective against a purchaser if a
                                          seller fraudulently or inadvertently
                                          resells a home equity line of credit
                                          to a purchaser who had no notice of
                                          the prior sale to the depositor and
                                          the transfer to the trust and who
                                          perfects its interest in the home
                                          equity lines of credit by taking
                                          possession of the documents.

                                          Each of the seller and the depositor
                                          have taken steps to structure the
                                          transfers of the home equity lines of
                                          credit from the seller to the
                                          depositor and the subsequent transfer
                                          of the home equity lines of credit to
                                          the trust as "true sales" of the
                                          loans. If, however, for any reason,
                                          including the insolvency or bankruptcy
                                          of the seller or the depositor, the
                                          seller or the depositor is found not
                                          to have sold the home equity lines of
                                          credit, but is instead deemed to have
                                          made a pledge of the related home
                                          equity lines of credit to secure a
                                          loan, then the depositor, the trust
                                          and/or the indenture trustee will have
                                          a perfected security interest in the
                                          home equity lines of credit because
                                          the seller and the depositor have
                                          filed financing statements to perfect
                                          the depositor's and/or the trust's
                                          and/or the indenture trustee's
                                          security interest in the home equity
                                          lines of credit conveyed by the seller
                                          and the depositor and pledged by the
                                          trust. The UCC filings will not
                                          eliminate the foregoing risks with
                                          respect to the inadvertent or
                                          fraudulent assignment of mortgages
                                          securing the home equity lines of
                                          credit.

                                          The circumstances under which the
                                          seller would be required to prepare
                                          assignments and segregate mortgage
                                          notes in advance of delivery and the
                                          circumstances under which the seller
                                          would be required to deliver the
                                          mortgage notes and other documents
                                          related to each mortgage loan in each
                                          case are described in this prospectus
                                          supplement under "Description of
                                          HELOCs--Assignment of HELOCs."

The Servicer Has Limited Ability to       The servicer may agree to changes in
Change the Terms of the Mortgage Loans    the terms of a mortgage loan if the
                                          changes:

                                          o    do not materially and adversely
                                               affect the interest of the
                                               noteholders or the note insurer;
                                               and

                                          o    are consistent with prudent
                                               business practice.

                                          In addition, the servicer, within
                                          certain limitations, may increase the
                                          credit limit and reduce the loan rate
                                          related to a mortgage loan. Any
                                          increase in the credit limit related
                                          to a mortgage loan could increase the
                                          combined loan-to-value ratio of that
                                          mortgage loan and, accordingly, may
                                          increase the likelihood and could
                                          increase the severity of loss in the
                                          event of a default under the mortgage
                                          loan. In addition, any reduction in
                                          the loan rate of a mortgage loan could
                                          reduce the excess cash flow available
                                          to absorb losses.

                                          We refer you to "The Servicing
                                          Agreement--Modifications to HELOCs"
                                          and "--Consent to Senior Liens" in
                                          this prospectus supplement.

Interest Payable on the Notes and         Interest payable on the mortgage loans
Interest Payable on the Mortgage Loans    may be insufficient to pay interest on
Differ                                    the notes, which accrues on the basis
                                          of LIBOR plus 0.22%, subject to a cap
                                          based in part on the interest rates on
                                          the mortgage loans. Interest payable
                                          on the mortgage loans will accrue at
                                          either a variable rate based on the
                                          prime rate plus a designated margin,
                                          subject to maximum limitations on
                                          adjustments or, if the borrower has
                                          elected to convert the rate of
                                          interest applicable to all or a
                                          portion of the mortgage loan to a
                                          fixed rate, a fixed rate based upon
                                          the five-year treasury note rate, plus
                                          a margin, which fixed rate may be
                                          lower than the rate at which the notes
                                          accrue interest. As a result, the
                                          notes may accrue less interest than
                                          they would accrue if the interest rate
                                          on the notes were based solely on
                                          LIBOR plus 0.22%.

                                          LIBOR and the prime rate may not
                                          respond to the same economic factors
                                          and there is no necessary correlation
                                          between them. In addition, the spread
                                          between LIBOR and any fixed rate
                                          locked in by a borrower will vary over
                                          time. Any reduction in the spread
                                          between LIBOR and the prime rate (and
                                          the applicable fixed rates of
                                          converted mortgage loans) will also
                                          reduce the amount of interest receipts
                                          on the mortgage loans that would be
                                          available to absorb losses and
                                          charge-offs allocated to the
                                          noteholders. In that event, if the
                                          overcollateralization were depleted
                                          and the note insurer failed to perform
                                          under the policy, you would experience
                                          a loss.

                                          In addition, if the spread between
                                          LIBOR and the prime rate is reduced or
                                          eliminated, the interest payable on
                                          the notes also may be reduced. If the
                                          sum of LIBOR plus 0.22% exceeds the
                                          maximum rate of interest allowed on
                                          the notes, such shortfalls will be
                                          paid to the noteholders only if
                                          amounts are available for such payment
                                          on a subsequent payment date and at a
                                          lower priority than interest is
                                          normally paid to the noteholders. Such
                                          shortfalls will not be guaranteed by
                                          the note insurer.

Ratings on Notes Based Primarily on       The ratings on the notes depend
Claims-Paying Ability of the Note         primarily on the claims paying ability
Insurer                                   of the note insurer. Therefore, a
                                          reduction of the rating assigned to
                                          the claims-paying ability of the note
                                          insurer may have a corresponding
                                          reduction on the ratings assigned to
                                          the notes. A reduction in the rating
                                          assigned to the notes would reduce the
                                          market value of the notes and may
                                          affect your ability to sell them. The
                                          ratings on your notes address credit
                                          risk and do not address the likelihood
                                          of prepayments.

                                          We refer you to "Rating" in this
                                          prospectus supplement.

Limited Information Regarding             All of the mortgage loans may be
Prepayment History                        prepaid in whole or in part at any
                                          time. Neither the seller nor the
                                          servicer is aware of any publicly
                                          available studies or statistics on the
                                          rate of prepayment of home equity
                                          loans. Home equity loans usually are
                                          not viewed by borrowers as permanent
                                          financing and may experience a higher
                                          rate of prepayment than traditional
                                          mortgage loans. The trust's prepayment
                                          experience may be affected by a wide
                                          variety of factors, including:

                                          o    general economic conditions,

                                          o    interest rates,

                                          o    the availability of alternative
                                               financing,

                                          o    homeowner mobility, and

                                          o    changes affecting the ability to
                                               deduct interest payments on home
                                               equity lines of credit for
                                               Federal income tax purposes.

                                          In addition, substantially all of the
                                          mortgage loans contain due-on-sale
                                          provisions, which may affect the rate
                                          of prepayment.

                                          We refer you to "Maturity and
                                          Prepayment Considerations" in this
                                          prospectus supplement.

Yield to Maturity of Notes May be         The yield to maturity of the notes may
Affected by Repurchases                   be affected by certain repurchase
                                          requirements. The seller will be
                                          required to purchase mortgage loans
                                          from the trust in the event certain
                                          breaches of representations and
                                          warranties made by it have not been
                                          cured. The seller will also be
                                          required to randomly purchase from the
                                          trust or substitute a new mortgage
                                          loan for any mortgage loan as to which
                                          a borrower has converted all or a
                                          portion to a fixed rate mortgage loan
                                          to the extent the aggregate principal
                                          balance of the portions of the
                                          mortgage loans with fixed rates
                                          exceeds 10% of the then current
                                          aggregate principal balance of the
                                          mortgage loans. These purchases will
                                          have the same effect on the holders of
                                          the notes as a prepayment of the
                                          related mortgage loans.

Consequences of Owning Book-Entry Notes   Limit on Liquidity of Notes. Issuance
                                          of the notes in book-entry form may
                                          reduce the liquidity of the notes in
                                          the secondary trading market since
                                          investors may be unwilling to purchase
                                          securities for which they cannot
                                          obtain physical notes.

                                          Limit on Ability to Transfer or
                                          Pledge. Since transactions in the
                                          notes can be effected only through
                                          DTC, Clearstream, Euroclear,
                                          participating organizations, indirect
                                          participants and banks, your ability
                                          to pledge your notes to persons or
                                          entities that do not participate in
                                          the DTC, Clearstream or Euroclear
                                          system or otherwise

                                          to take actions in respect of the
                                          notes, may be limited due to lack of a
                                          physical security representing the
                                          notes.

                                          Delays in Payments. As a beneficial
                                          owner, you may experience some delay
                                          in your receipt of payments of
                                          interest on and principal of your
                                          notes since payments will be forwarded
                                          by the trustee to DTC and DTC will
                                          credit payments to the accounts of its
                                          participants which will credit them to
                                          the accounts of the beneficial owners
                                          either directly or indirectly through
                                          indirect participants.

                                          We refer you to "Description of the
                                          Notes--Book-Entry Notes" in this
                                          prospectus supplement.

Impact of Terrorist Attacks               The economic impact of the United
                                          States' military operations in Iraq,
                                          as well as the possibility of any
                                          terrorist attacks in response to these
                                          operations, is uncertain but could
                                          have a material effect on general
                                          economic conditions, consumer
                                          confidence and market liquidity. No
                                          assurance can be given as to the
                                          effect of these events on consumer
                                          confidence and the performance of the
                                          mortgage loans. Any adverse impact
                                          resulting from these events would be
                                          borne by the holders of the notes.
                                          United States military operations also
                                          may increase the likelihood of
                                          shortfalls under the Servicemembers
                                          Civil Relief Act and similar state
                                          laws. Such shortfalls will not be
                                          guaranteed by the note insurer.

An Insolvency of the Seller May Delay,    The Federal Deposit Insurance
Accelerate or Reduce Payments on the      Corporation has special powers under
Notes                                     the banking laws to take certain
                                          actions on the insolvency of the
                                          seller. The Federal Deposit Insurance
                                          Corporation has issued regulations
                                          surrendering certain rights under the
                                          Federal Deposit Insurance Act, as
                                          amended by the Financial Institutions
                                          Reform, Recovery and Enforcement Act
                                          of 1989, to reclaim, recover or
                                          recharacterize a financial
                                          institution's transfer of financial
                                          assets such as the home equity lines
                                          of credit if (i) the transfer involved
                                          a securitization of the financial
                                          assets and meets specified conditions
                                          for treatment as a sale under relevant
                                          accounting principles, (ii) the
                                          financial institution received
                                          adequate consideration for the
                                          transfer at the time of the transfer,
                                          (iii) the parties intended that the
                                          transfer constitute a sale for
                                          accounting purposes and the relevant
                                          documentation reflects such intention
                                          and (iv) the financial assets were not
                                          transferred fraudulently, in
                                          contemplation of the financial
                                          institution's insolvency, or with the
                                          intent to hinder, delay or defraud the
                                          financial institution or its
                                          creditors.

                                          The seller's transfers of the home
                                          equity lines of credit and the
                                          agreements under which the seller made
                                          and makes those transfers are intended
                                          to satisfy all of these conditions.
                                          However, if the Federal Deposit
                                          Insurance Corporation were to assert a
                                          different position, or the related
                                          regulations were inapplicable, you
                                          might experience delays and/or
                                          reductions in payments on your notes.
                                          In addition, the Federal Deposit
                                          Insurance Corporation might have the
                                          right to repay the notes early and for
                                          an amount that may be greater or less
                                          than their principal balance. Under
                                          these circumstances, you may suffer a
                                          loss. Furthermore, the insolvency of
                                          the seller would result in the
                                          commencement of a rapid amortization
                                          event. If a rapid amortization period
                                          occurs, you are likely to be repaid
                                          principal on

                                          your notes earlier than expected.

                                          We refer you to "Description of the
                                          HELOCs-Conservatorship and
                                          Receivership" in this prospectus
                                          supplement.

Mortgage Loans May Convert to Fixed       Although each of the mortgage loans in
Rates Which May Reduce the Yield on       the mortgage pool is an adjustable
the Notes                                 rate mortgage loan, the borrower can
                                          convert all or a portion of the amount
                                          outstanding under a mortgage loan from
                                          an adjustable rate to a fixed rate as
                                          long as the borrower is current in
                                          payment on the borrower's mortgage
                                          loan. The maximum aggregate principal
                                          balance of the portion of the mortgage
                                          loans with respect to which the
                                          related borrower has made such an
                                          election that will be permitted to
                                          remain in the trust is 10% of the then
                                          current aggregate principal balance of
                                          the mortgage loans. The seller will be
                                          obligated to randomly purchase from
                                          the trust or substitute a new mortgage
                                          loan for converted mortgage loans
                                          representing an aggregate principal
                                          balance in excess of such 10%. The
                                          fixed rate on a converted loan may be
                                          lower than the interest rate on the
                                          notes. Since the interest rate on the
                                          notes may not exceed a rate based on
                                          the weighted average of the net
                                          mortgage loan rates, any conversion to
                                          a fixed rate of a mortgage loan that
                                          has not been purchased or substituted
                                          for by the seller may increase the
                                          likelihood that the interest rate on
                                          the notes will be subject to the
                                          maximum rate cap. See "Description of
                                          the HELOCs" and "Maturity and
                                          Prepayment Considerations" in this
                                          prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                    THE TRUST

General

     First Horizon ABS Trust 2004-HE2 is a statutory trust formed under the laws of the State of Delaware by the trust agreement, dated as of June 1, 2004, between First Horizon Asset Securities, Inc., the depositor, and Wilmington Trust Company for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

     The trust property will consist of:

     o each of the home equity lines of credit or "HELOCs" that are transferred by the depositor to the trust;

     o collections on the HELOCs received on or after June 1, 2004 (the "Cut-Off Date");

     o the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

     o mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

     o the collection account and the distribution account, excluding, in each case, net earnings thereon;

     o the financial guaranty insurance policy issued by the Note Insurer (the "Policy");

     o an assignment of the depositor's rights under the purchase agreement, including all rights of the depositor to purchase any additions to the loan balances of the HELOCs;

     o benefits under any hazard insurance policies covering the mortgaged properties; and

     o    all proceeds from the items above.

     The trust's principal offices are located in Wilmington, Delaware, in care of, Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus supplement.

                                THE NOTE INSURER

     MBIA Insurance Corporation (the "Note Insurer") has supplied the following information for inclusion in this prospectus supplement. No representation is made by the issuer or the underwriter as to the accuracy and completeness of this information.

MBIA

     MBIA Insurance Corporation is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Note Insurer set forth under the headings "Description of the Notes--The Policy" and "The Note Insurer" in this prospectus supplement. Additionally, the Note Insurer makes no representation regarding the notes or the advisability of investing in the notes.

Financial Information about the Note Insurer

     The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

     o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003; and

     o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2003, and the consolidated financial statements of the Note Insurer and its subsidiaries as of March 31, 2004 and for the three month periods ended March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2004, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

     All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including: MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 and MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, are available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov; at the Securities and Exchange Commission's public reference room in Washington, D.C.; over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the Note Insurer is (914) 273-4545.

     The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as accounting principles generally accepted in the United States of America ("GAAP"):

                                                              SAP
                                              ----------------------------------
                                              December 31, 2003   March 31, 2004
                                              -----------------   --------------
                                                   (Audited)        (Unaudited)
                                                          (in millions)
Admitted Assets                                     $9,985            $10,372
Liabilities                                          6,270              6,536
Capital and Surplus                                  3,715              3,836

                                                             GAAP
                                              ----------------------------------
                                              December 31, 2003   March 31, 2004
                                              -----------------   --------------
                                                   (Audited)        (Unaudited)
                                                        (in millions)
Assets                                             $13,559            $13,901
Liabilities                                          6,957              7,111
Shareholder's Equity                                 6,602              6,790

Financial Strength Ratings of the Note Insurer

     Moody's Investors Service, Inc. rates the financial strength of the Note Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Note Insurer "AAA."

     Fitch Ratings rates the financial strength of the Note Insurer "AAA."

     Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The Note Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                             THE SELLER AND SERVICER

First Tennessee Bank National Association

     The seller and servicer, First Tennessee Bank National Association ("FTBNA"), is a national banking association, with its principal executive offices located at 165 Madison Avenue, Memphis, Tennessee, 38103, telephone number (901) 523-4444. First Tennessee Bank's business is subject to examination and regulation by federal and state banking authorities.

     FTBNA is the primary banking subsidiary of First Horizon National Corporation ("FHNC"), a Tennessee corporation organized in 1968. FHNC is registered as a bank holding company under the Bank Holding Company Act of 1956 and elected, effective March 13, 2000, to become a financial holding company pursuant to the provisions of the Gramm-Leach-Bliley Act. At March 31, 2004, First Horizon National Corporation had consolidated total assets of approximately $27.1 billion.

     FTBNA operates approximately 190 full-service financial centers and over 300 off-premises automated teller machines. FTBNA also offers financial services online at www.firsttennessee.com and through its 24-hour telephone banking servicing.

     FTBNA has been in the business of servicing residential home equity lines of credit for more than 10 years. FTBNA also services home equity lines of credit originated or purchased through its mortgage banking subsidiary, First Horizon Home Loans Corporation. First Horizon Home Loans Corporation originates mortgage loans through its retail and wholesale operations and also purchases mortgage loans from third-party mortgage bankers (known as "correspondent lenders"). First Horizon Home Loans Corporation originates home equity lines of credit pursuant to FTBNA's underwriting guidelines.

Credit and Underwriting Guidelines

     The following is a description of FTBNA's HELOC underwriting guidelines. Standardized underwriting criteria and approval processes apply to HELOCs underwritten up to a maximum credit limit of $250,000, with combined loan-to-value ratios ("CLTV") up to and including 100%. Product maximums and CLTV maximums are contingent upon risk assessment criteria which take into consideration, among other items, external credit score, debt-to-income, CLTV, and property type. For example, primary residences may have CLTVs up to and including 100% while second/vacation homes may only be financed up to 89.9% CLTV. HELOCs may either be in a first or second lien position. For second liens, loan amounts are further limited to a maximum amount as follows: (i) if the CLTV is >= 90%, then the maximum combined loan amount is $800,000 and (ii) if the CLTV is <90%, then the maximum combined loan amount is $1,200,000.

     Each applicant for a HELOC is required to complete an application, which lists the applicant's outstanding debt, income, employment history, and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail, or through the internet. Once the application is received and the data is entered into the application processing system, if all necessary information is provided, a credit report is retrieved on-line. For individuals who receive solicitations, a credit report is retrieved for both the solicited applicant and any co-applicant. A credit bureau report will be obtained for all HELOCs and, along with the applicant's representation of collateral value and income, are appropriately analyzed to determine whether the application is denied or sent on for contingency processing (title, flood, appraisal) and routing to an analyst for further review. The contingency processing and underwriting review are part of FTBNA's underwriting activities managed by the Portfolio Management Department.

     The credit approval process utilizes credit scoring, the application of lending guidelines and, within the limits of these guidelines, limited subjective assessments by experienced analysts. Analysts review the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant's creditworthiness. The evaluation of creditworthiness is designed to assess the applicant's ability and willingness to repay the loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by the Portfolio Management Department, which are automated within the application processing system wherever possible. This evaluation generally consists of:

          o    reviewing and verifying customer and demographic information;

          o    obtaining and reviewing an independent credit bureau report;

          o    reviewing the applicant's external credit score;

          o reviewing the applicant's employment and income and, in the case of a loan that requires an applicant to submit full documentation (a "Full Documentation Loan"), verifying same through a review of recent W-2s, pay stubs, assessments of tax returns;

          o evaluating the applicant's gross debt (as stated in the related credit report) to income ratio;

          o verifying eligibility for Lien Protection Insurance or reviewing the title status by a written title policy;

          o obtaining and evaluating the value of the real estate through automated valuations or independent appraisals;

          o evaluating flood risk, verifying flood insurance coverage, if applicable.

     Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments. The credit history is examined to ensure any major negative events such as bankruptcy, repossession, or foreclosure have not occurred within the past four years. Minimum acceptable credit scores are established through an ongoing risk management and credit scoring process.

     The applicant's ability to earn a stable income in an amount sufficient to make monthly payments on the loan is a key factor in determining whether the requested loan represents an acceptable risk. The loan file must clearly present the applicant's earning capabilities to enable the analyst to make a decision when evaluating the applicant's loan request. The analyst has the responsibility to obtain any additional information required to establish the applicant's income. Currently, the extent of required income verification is determined based on applicant's property type, assessed credit risk (based upon the external credit score and debt-to-income ratio), loan amount, whether or not self-employed, and the extent of unearned income. To use income from sources other than employment for qualifying purposes, the applicant must demonstrate a satisfactory history of receipt of the income. If income verification is required, the following criteria are generally utilized:

          o if salaried, income is verified through W-2s and current pay stubs;

          o if an applicant is self-employed, two previous years of tax returns are required;

          o generally, for applicants where income verification is not required, income is requested and placed in the customer's file; and

          o a verbal verification of employment is also obtained on all loans.

     A gross debt-to-income ratio test is applied to each applicant by dividing the applicant's monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully funded balance amortized over the term of the loan), by the applicant's gross monthly income. Maximum ratios are assigned as follows:

----------------------------------------
  Property Type     Debt to Income Ratio
----------------------------------------
Primary Residence           50%
----------------------------------------
   Second Home              45%
----------------------------------------

     Valuation methods are based upon the amount requested by the applicant, the expected CLTV, and external credit score of the applicant. An automated valuation model ("AVM") is considered the primary tool for evaluating the property and is used as long as the transaction meets other eligibility criteria including property type, occupancy, report type, and confidence measure for the particular approved vendor. If the transaction does not meet the AVM eligibility criteria, a FNMA 2055 Exterior Inspection is ordered. Other appropriate appraisal forms for property types ineligible for an AVM or exterior inspection (e.g., duplex or condo) are also used when necessary.

     Lien Protection Insurance ("LPI") is used in lieu of a title search unless the transaction is for purchase. LPI provides life of loan coverage through approved vendors. If LPI cannot be used, a limited title policy or full title policy (including appropriate endorsements) equal to the loan amount is required with an effective date no later than the closing of the HELOC.

     At the time the HELOCs are originated, property insurance naming FTBNA as loss payee, with appropriate coverage for all collateral securing the loan, is required. If the property is determined to be in a Special Flood Hazard Area, flood insurance, with FTBNA named as loss payee, is also required.

     Third Party HELOCs are originated through a channel of approved brokers and correspondent lenders. All home equity line of credit applications are underwritten by FTBNA prior to funding or purchase. The terms of the home equity lines of credit offered through a loan officer of a retail branch of FTBNA (the retail channel) are generally applicable to those that are referred to FTBNA by a broker (the wholesale channel) and through correspondent lenders (the correspondent channel). However, maximum loan amounts are lower for wholesale originations at certain credit scores. Loans that do not require applicants to submit documentation ("Stated Income Loans") are not available to applicants with a credit bureau score below a specified minimum or a debt-to-income ratio above a specified maximum. Maximum CLTV and loan amounts for Stated Income Loans are lower than for fully documented loans.

     FTBNA's internal Quality Control Department reviews loan files for adherence to underwriting guidelines and policies. The quality control process involves selecting closed files using statistical, target, and discretionary methodologies. Analysts re-underwrite the loan and review the loan's data integrity, documentation, appraisal, and re-verify employment. Results are published to senior management. Portfolio Management Department's senior management monitors exceptions regularly.

Servicing of the Mortgage Loans

     FTBNA's collection servicing area is located in Knoxville, Tennessee. FTBNA collections on HELOC accounts are based upon stage of delinquency and credit score strategies for high-risk customers. Generally, at one day past due, an account is moved from the consumer loan account system to FTBNA's collection system "CACS", which is utilized to manage the timing and extent of collection efforts. The collections manager uses the CACS and Concerto Dialer systems to define a variety of collection strategies by stratifying delinquent accounts based on borrower credit score, balance criteria and days past due.

     Accounts tagged as high risk due to their most current credit score receive intensified collection activity based upon their balance and days-past-due criteria. Depending on the collection history, the CACS typically tracks a history of collection efforts and borrower responses, as well as relevant property information.

     Typically, demand letters are sent to all borrowers at approximately 30 days past due. HELOCs are typically closed to further draws at approximately 30 days past due but may be re-opened for additional draws if they become current (i.e., payment of at least 90% of the total outstanding scheduled monthly payments are received). Once a borrower becomes 60 days past due, the HELOCs are closed for additional draws and will continue to be closed for additional draws regardless of whether they become current. A foreclosure representative typically orders a property valuation when an account reaches 90 days past due. Generally, by the time the account reaches 150 days past due, but no later than 180 days past due, an equity analysis is completed and the decision to either refer the loan to the foreclosure department or charge-off the loan is made by a collection supervisor or a more senior officer. At 180 days past due the HELOC is charged off. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

     Once an account is referred to FTBNA's foreclosure department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker's price opinion or other type of valuation as appropriate in the determination of the foreclosure specialist. Generally, at 90 days past due, such appraisal will be used as a basis for consideration of initiating foreclosure proceedings. If adequate equity exists to commence with foreclosure proceedings the account will be forwarded to outside legal counsel for handling. The foreclosure area will monitor the process with the attorney. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, FTBNA will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager's approval. All short sale requests will require the foreclosure manager's approval including the customer's acknowledgment to pay on the deficiency balance when applicable. Upon securing title to the property, the foreclosure specialist will transfer the account to the Real Estate Owned (REO) Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the REO Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

     The REO Department is responsible for re-marketing and liquidating properties obtained through foreclosure or deed in lieu of foreclosure. Local affiliates are used to assist in property preservation and liquidation. Upon receiving these properties, the REO Department will obtain an interior appraisal and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, the REO Department is responsible for paying off the senior lien holder at the time of the property transfer.

     FTBNA's servicing, collections and charge-off practices may change over time in accordance with, among other things, FTBNA's business judgment, changes in the portfolio and applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

     The tables below summarize the delinquency, foreclosure and loss experience of home equity line of credit loans owned by FTBNA and serviced by FTBNA. The data includes all home equity line of credit loans owned by FTBNA whether originated or purchased and reflects home equity line of credit loans that were originated or underwritten under criteria different from the HELOCs held by the trust. Further, the delinquency and loss figures presented below for March 31, 2004 represent information for all home equity line of credit loans currently owned by FTBNA, but may not be representative of the HELOCs included in the trust. Accordingly, the information should not be considered a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans.

     FTBNA determines the delinquency status of a home equity line of credit on the basis of contractual delinquency. In certain limited circumstances, including the receipt of payment of at least 90% of the total outstanding scheduled monthly payments, FTBNA will "re-age" the mortgage loan so that it is considered current. Due to the infrequency of FTBNA's re-aging practice, the seller does not expect the practice to have a material effect on the delinquency, foreclosure and loss experience.

     There can be no assurance that the delinquency, foreclosure and loss experience shown in the following tables will be representative of the results that may be experienced for the HELOCs included in the trust.

                  LOSS, DELINQUENCY AND FORECLOSURE EXPERIENCE
                      OF THE SERVICER'S PORTFOLIO OF HELOCS

                             As of                               As of
                         March 31, 2004                    December 31, 2003
                       Principal Balance   Percentage(1)   Principal Balance   Percentage(1)
                       -----------------   -------------   -----------------   -------------
Portfolio                $3,854,024,316                      $3,805,383,938
   Delinquencies
30-59 days                    7,173,436        0.19%              9,859,124         0.26%
60-89 days                    3,998,862        0.10%              3,123,960         0.08%
90-119 days                   2,495,753        0.06%              1,922,789         0.05%
120 plus                      3,554,670        0.09%              3,141,828         0.08%

Total Delinquency        $   17,222,721        0.45%         $   18,047,701         0.47%

Gross Charge-offs(2)     $    2,832,770                      $   12,785,048
Recoveries(3)                   514,940                           1,236,360
Net Charge-offs(4)       $    2,317,830                      $   11,548,688

                             As of                               As of
                       December 31, 2002                   December 31, 2001
                       Principal Balance   Percentage(1)   Principal Balance   Percentage(1)
                       -----------------   -------------   -----------------   -------------
Portfolio                $2,352,658,981                      $1,218,572,642
   Delinquencies

30-59 days                    9,521,494        0.40%             13,362,147        1.10%
60-89 days                    4,492,324        0.19%              3,771,517        0.31%
90-119 days                   3,065,419        0.13%              1,379,156        0.11%
120 plus                      3,543,269        0.15%              2,775,811        0.23%

Total Delinquency        $   20,622,506        0.88%         $   21,288,632        1.75%

Gross Charge-offs(2)     $   11,509,627                      $   10,470,197
Recoveries(3)                   863,191                             434,360
Net Charge-offs(4)       $   10,646,436                      $   10,035,837

----------
(1) "Delinquencies as a Percentage of Loans Outstanding" is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(2) "Gross Charge-offs" are amounts which have been determined to be uncollectible relating to HELOCs for each calendar year.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)  "Net Charge-offs" represents "Gross Charge-offs" minus "Recoveries".

     The servicer believes that the delinquency levels for its HELOC loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its HELOC loan servicing portfolio over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the servicer's HELOC loan servicing portfolio or of the HELOCs in the trust.

Management's Discussion and Analysis of Delinquency and Foreclosure Trends

     For FTBNA's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2001. Although these decreases may be due to a variety of factors, FTBNA believes that growth in the portfolio, the amount of turnover and decreased seasoning in FTBNA's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond the control of FTBNA, such as national or local economic conditions or downturns in the residential real estate market will not result in increased rates of mortgage loan delinquencies and foreclosure losses in the future.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related notes and such losses will be borne by the related noteholders.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

     As described in this prospectus supplement, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. In addition, the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as a payment of principal on the notes in order to build overcollateralization. All of the HELOCs may be prepaid in full or in part at any time. If relevant state law permits, prepayment of a HELOC may be subject to an early termination fee of not more than $250.

     There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, overcollateralization or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

     Although the loan rates on the HELOCs are subject to adjustment, the loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The "Index" for any date on which the loan rate for a HELOC subject to adjustment is the highest "prime rate" as published in The Wall Street Journal. If the "prime rate" is no longer published, then the Index will be a comparable independent index selected by the seller. In addition, each borrower may convert the loan rate on all or a portion of the outstanding balances of its HELOC to a fixed rate of interest. Borrowers may exercise this option during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the note rate would be limited to a maximum rate that is lower than the note rate otherwise would be without this feature, which would also adversely affect your yield. Additionally, the affected principal balance with respect to which the interest rate has been converted to a fixed rate will begin amortizing at the time of conversion and may be required to be fully amortized over a shorter period than the remaining term of the loan, thereby increasing the rate that principal is paid on the notes.

     The seller is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

     In addition, the trust's prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the servicer pursuant to the sale and servicing agreement, including certain repurchases related to the conversion of the mortgage loans to fixed rate mortgage loans by the related borrower.

     Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

     Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

     No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                            DESCRIPTION OF THE HELOCS

General

     The HELOCs in the trust were originated under loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under "Description of the HELOCs--HELOC Terms" in this prospectus supplement.

     Unless otherwise stated, all of the information set forth below with regard to the HELOCs is as of the Cut-Off Date. Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

     In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

     The pool of HELOCs consists of 6,282 HELOCs with an aggregate Cut-Off Date pool balance of approximately $312,847,441.05. The average principal balance was approximately $49,800.61 as of the Cut-Off Date, the minimum and maximum current loan rate on the Cut-Off Date were approximately 3.000% and 9.650% per annum, respectively, and the weighted average current loan rate on the Cut-Off Date was approximately 5.584% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was approximately 96.411%, the minimum credit limit utilization rate was approximately 1.000% and the maximum credit limit utilization rate was approximately 100.000%. The credit limit utilization rate is determined by dividing the Cut-Off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately 87.072%. Approximately 90.87% of the mortgage loans are Full Documentation Loans and approximately 9.13% of the mortgage loans are Stated Income Loans.

     As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than 100.00% and no HELOC was delinquent 30 days or more.

HELOC Pool Statistics

     The seller has compiled the following additional information as of the Cut-Off Date with respect to the HELOCs and the related mortgaged properties to be included in the trust. The sum of the columns below may not equal the total indicated due to rounding.

                               Principal Balances

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of Principal Balances                       Loans     Principal Balance          Balance
---------------------------                     ---------   -----------------   ---------------------
$0 - $20,001.................................     1,049      $ 15,799,465.74              5.05%
$20,001 - $40,000............................     2,422        71,555,087.39             22.87
$40,001 - $60,000............................     1,294        63,656,372.41             20.35
$60,001 - $ 80,000...........................       575        39,871,129.74             12.74
$80,001 - $100,000...........................       413        37,834,180.11             12.09
$100,001 - $120,000..........................       146        16,087,222.35              5.14
$120,001 - $140,000..........................        99        12,728,221.73              4.07
$140,001 - $160,000..........................        89        13,232,963.22              4.23
$160,001 - $180,000..........................        48         8,150,613.57              2.61
$180,001 - $200,000..........................        43         8,294,321.12              2.65
$200,001 - $220,000..........................        27         5,679,043.87              1.82
$220,001 - $240,000..........................        26         6,004,464.84              1.92
$240,001 - $260,000..........................        39         9,659,090.06              3.09
$260,001 - $300,000..........................         6         1,732,707.81              0.55
$301,001 - $400,000 .........................         3         1,102,557.09              0.35
$400,001 - $500,000..........................         3         1,460,000.00              0.47
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                                 Occupancy Type

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Occupancy                                         Loans     Principal Balance          Balance
---------                                       ---------   -----------------   ---------------------
Owner Occupied...............................     6,200      $308,568,924.05             98.63%
Second Home..................................        79         4,106,059.65              1.31
Investor.....................................         3           172,457.35              0.06
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                     Original Combined Loan-to-Value Ratios

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the most recent appraised value of the related mortgaged property, as of the Cut-Off Date.

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
Range of Original Combined Loan-to-Value         Mortgage      Outstanding      Outstanding Principal
Ratios (%)                                        Loans     Principal Balance          Balance
----------------------------------------        ---------   -----------------   ---------------------
0 - 5.00.....................................         1      $      9,767.37              0.00%
5.01 - 10.00.................................         5            96,498.59              0.03
10.01 - 15.00................................         7           243,140.14              0.08
15.01 - 20.00................................        23         1,329,927.45              0.43
20.01 - 25.00................................        16           966,286.22              0.31
25.01 - 30.00................................        14           960,186.26              0.31
30.01 - 35.00................................        14         1,325,327.84              0.42
35.01 - 40.00................................        18         1,384,677.76              0.44
40.01 - 45.00................................        25         2,307,731.31              0.74
45.01 - 50.00................................        28         1,855,898.53              0.59
50.01 - 55.00................................        35         2,806,759.76              0.90
55.01 - 60.00................................        47         3,291,986.59              1.05
60.01 - 65.00................................        65         4,922,404.19              1.57
65.01 - 70.00................................        91         7,346,175.39              2.35
70.01 - 75.00................................       172        13,964,100.02              4.46
75.01 - 80.00................................       414        31,453,767.22             10.05
80.01 - 85.00................................       342        18,134,007.51              5.80
85.01 - 90.00................................     1,728        77,879,240.62             24.89
90.01 - 95.00................................     1,557        65,688,080.98             21.00
95.01 - 100.00...............................     1,680        76,881,477.30             24.57
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                                  Loan Purpose

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Purpose                                           Loans     Principal Balance          Balance
-------                                         ---------   -----------------   ---------------------
Purchase.....................................     2,413      $113,359,979.95             36.23%
Rate/term refinance..........................       807        36,540,202.99             11.68
Cash out refinance...........................     3,062       162,947,258.11             52.09
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                                  Property Type

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Property Type                                     Loans     Principal Balance          Balance
-------------                                   ---------   -----------------   ---------------------
Single Family................................     4,519      $225,211,986.49             71.99%
Planned Unit Development.....................      1327        68,013,827.84             21.74
Townhouse....................................         6           267,940.71              0.09
Condominium/Lowrise..........................       357        15,869,669.19              5.07
Condominium/Highrise.........................        20           939,084.78              0.30
Two- to Four- family.........................        48         2,405,705.65              0.77
Manufactured/Mobile..........................         5           139,226.39              0.04
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                             Geographic Distribution

     The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Geographic Distribution                           Loans     Principal Balance          Balance
-----------------------                         ---------   -----------------   ---------------------
Alabama......................................         4      $    398,299.61              0.13%
Arizona......................................       266        11,959,581.79              3.82
Arkansas.....................................        15           557,129.53              0.18
California...................................       908        68,731,618.05             21.97
Colorado.....................................       193         8,693,737.23              2.78
Connecticut..................................        21         1,530,827.19              0.49
Delaware.....................................        45         1,556,692.09              0.50
District of Columbia.........................        14           946,525.56              0.30
Florida......................................       255        12,967,676.56              4.15
Georgia......................................       319        13,362,311.56              4.27
Idaho........................................       204         6,145,796.31              1.96
Illinois.....................................        82         4,326,247.41              1.38
Indiana......................................       109         3,102,376.45              0.99
Iowa.........................................        22           744,090.57              0.24
Kansas.......................................        90         2,919,407.97              0.93
Kentucky.....................................        24           877,090.02              0.28
Louisiana....................................         9           285,600.75              0.09
Maine........................................        68         2,042,827.34              0.65
Maryland.....................................       320        16,418,434.72              5.25
Massachusetts................................       166         9,992,160.80              3.19
Michigan.....................................       133         6,961,663.40              2.23
Minnesota....................................        69         4,309,202.10              1.38
Mississippi..................................         5           283,910.26              0.09
Missouri.....................................       224         7,708,836.36              2.46
Montana......................................         7           626,899.72              0.20
Nebraska.....................................        30         1,091,068.48              0.35
Nevada.......................................       107         5,203,846.11              1.66
New Hampshire................................        91         5,229,179.19              1.67
New Jersey...................................       142         7,518,416.16              2.40
New Mexico...................................        66         2,693,936.01              0.86
New York.....................................        47         3,668,921.29              1.17
North Carolina...............................       145         5,407,113.61              1.73
North Dakota.................................         1            49,052.64              0.02
Ohio.........................................       168         8,867,156.35              2.83
Oklahoma.....................................        26           934,071.43              0.30
Oregon.......................................       336        15,047,742.85              4.81
Pennsylvania.................................       327        11,695,934.02              3.74
Rhode Island.................................        41         1,758,210.33              0.56
South Carolina...............................        32         1,117,453.23              0.36
Tennessee....................................        82         3,613,113.69              1.15
Utah.........................................       179         6,871,461.18              2.20
Vermont......................................         4           216,826.09              0.07
Virginia.....................................       336        19,649,387.58              6.28
Washington...................................       520        22,938,787.85              7.33
West Virginia................................        10           727,403.80              0.23
Wisconsin....................................        17         1,004,719.43              0.32
Wyoming......................................         3            94,696.38              0.03
                                                  -----      ---------------            ------
Total........................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                               Current FICO Scores

     The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the "FICO Score") as of the Cut-Off Date is 714.

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of FICO Scores                              Loans     Principal Balance          Balance
--------------------                            ---------   -----------------   ---------------------
1 - 499 .....................................         5      $    251,628.32             0.08%
500 - 519 ...................................         5           166,716.10             0.05
520 - 539 ...................................        14           919,923.95             0.29
540 - 559 ...................................        19           805,563.86             0.26
560 - 579 ...................................        54         2,342,327.52             0.75
580 - 599 ...................................        79         3,445,238.80             1.10
600 - 619 ...................................       163         7,408,344.95             2.37
620 - 639 ...................................       306        14,210,470.77             4.54
640 - 659 ...................................       450        21,509,614.87             6.88
660 - 679 ...................................       669        30,753,432.95             9.83
680 - 699 ...................................       888        44,573,277.98            14.25
700 - 719 ...................................       816        41,029,183.89            13.11
720 - 739 ...................................       738        37,153,713.92            11.88
740 - 759 ...................................       718        36,287,300.21            11.60
760 - 779 ...................................       552        29,430,991.33             9.41
780 - 799 ...................................       449        22,915,223.26             7.32
800 - 819 ...................................       275        15,392,393.18             4.92
820 - 839 ...................................        70         3,448,277.55             1.10
840 - 859 ...................................        10           692,253.32             0.22
860 - 879 ...................................         2           111,564.32             0.04
                                                  -----      ---------------           ------
Total: ......................................     6,282      $312,847,441.05           100.00%
                                                  =====      ===============           ======

                                  Credit Limit

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of Credit Limits                            Loans     Principal Balance          Balance
----------------------                          ---------   -----------------   ---------------------
0 - $20,000..................................       997      $ 14,921,701.28             4.77%
$20,001 - $40,000............................     2,386        69,415,790.77            22.19
$40,001 - $60,000............................     1,318        63,585,216.61            20.32
$60,001 - $80,000............................       584        39,695,169.08            12.69
$80,001 - $100,000...........................       435        38,560,985.28            12.33
$100,001 - $120,000..........................       136        14,686,958.50             4.69
$120,001 - $140,000..........................       105        12,862,219.81             4.11
$140,001 - $160,000..........................       108        15,097,581.31             4.83
$160,001 - $180,000..........................        51         8,014,663.23             2.56
$180,000 - $200,000..........................        46         8,520,999.38             2.72
$200,001 - $220,000..........................        27         5,552,614.47             1.77
$220,001 - $240,000..........................        22         4,884,972.83             1.56
$240,001 - $260,000..........................        51        11,924,201.50             3.81
$260,001 - $300,000..........................         9         2,421,115.49             0.77
$300,001 - $400,000..........................         3         1,102,557.09             0.35
$400,001-  $500,000..........................         4         1,600,694.42             0.51
                                                  -----      ---------------           ------
Total:.......................................     6,282      $312,847,441.05           100.00%
                                                  =====      ===============           ======

                         Credit Limit Utilization Rates

     The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-Off Date by the credit limits of the related HELOCs.

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of Credit Limit Utilization Rates (%)       Loans     Principal Balance          Balance
-------------------------------------------     ---------   -----------------   ---------------------
0 - 4.99.....................................         4      $      7,197.71             0.00%
15.00 - 19.99................................         4            55,010.75             0.02
20.00 - 24.99................................         1            40,935.00             0.01
25.00 - 29.99................................         5           299,293.95             0.10
30.00 - 34.99................................         4           144,740.53             0.05
35.00 - 39.99................................         3           172,129.28             0.06
40.00 - 44.99................................         4           267,127.54             0.09
45.00 - 49.99................................         5           258,104.85             0.08
50.00 - 54.99................................         7           468,760.58             0.15
55.00 - 59.99................................         7           324,553.65             0.10
60.00 - 64.99................................        22         1,268,826.34             0.41
65.00 - 69.99................................        27         1,833,025.11             0.59
70.00 - 74.99................................        33         1,701,007.91             0.54
75.00 - 79.99................................        31         1,733,880.41             0.55
80.00 - 84.99................................        52         3,294,596.79             1.05
85.00 - 89.99................................        91         4,893,273.03             1.56
90.00 - 94.99................................       541        22,481,927.98             7.19
95.00 - 99.99................................     4,142       197,837,706.65            63.24
100.00.......................................     1,299        75,765,342.99            24.22
                                                  -----      ---------------           ------
Total:.......................................     6,282      $312,847,441.05           100.00%
                                                  =====      ===============           ======

                            Original Term to Maturity

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
Original Term to Maturity                        Mortgage      Outstanding      Outstanding Principal
(Months)                                          Loans     Principal Balance          Balance
-------------------------                       ---------   -----------------   ---------------------
240..........................................     6,106      $302,012,459.37            96.54%
360..........................................       176        10,834,981.68             3.46
                                                  -----      ---------------           ------
Total:.......................................     6,282      $312,847,441.05           100.00%
                                                  =====      ===============           ======

                           Remaining Term to Maturity

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
Remaining Term to Maturity                       Mortgage      Outstanding      Outstanding Principal
(Months)                                          Loans     Principal Balance          Balance
-------------------------                       ---------   -----------------   ---------------------
223..........................................         5      $    319,009.49             0.10%
225..........................................         2            81,901.87             0.03
228..........................................       314        11,586,417.54             3.70
229..........................................     1,300        53,928,838.57            17.24
230..........................................       977        45,648,058.72            14.59
231..........................................       100         5,327,303.34             1.70
232..........................................        75         5,181,769.83             1.66
233..........................................       118         9,593,111.47             3.07
234..........................................       411        24,576,478.57             7.86
235..........................................     1,212        63,914,953.16            20.43
236..........................................       725        39,372,324.93            12.59
237..........................................       557        27,710,878.08             8.86
238..........................................       310        14,771,413.80             4.72
344..........................................         1            70,130.25             0.02
345..........................................         1            52,132.92             0.02
346..........................................         1            31,794.43             0.01
348..........................................         4           100,869.15             0.03
349..........................................        24         1,288,588.38             0.41
350..........................................        29         1,604,441.45             0.51
351..........................................        69         3,685,736.52             1.18
352..........................................        36         2,710,336.55             0.87
355..........................................        11         1,290,952.03             0.41
                                                  -----      ---------------           ------
Total:.......................................     6,282      $312,847,441.05           100.00%
                                                  =====      ===============           ======

                                     Margins

     The weighted average margin for the HELOCs as of the Cut-Off Date was 1.584%.

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of Margins (%)                              Loans     Principal Balance          Balance
--------------------                            ---------   -----------------   ---------------------
-1.249 - -1.000..............................         1      $    180,000.00              0.06%
-0.749 - -0.500..............................         2           180,655.96              0.06
-0.499 - -0.250..............................       253        20,755,945.53              6.63
-0.249 - 0.000...............................       451        32,859,782.97             10.50
0.001 - 0.250................................        98         8,349,298.30              2.67
0.251 - 0.500................................        75         6,878,467.53              2.20
0.501 - 0.750................................        78         7,735,807.59              2.47
0.751 - 1.000................................       959        40,530,144.59             12.96
1.001 - 1.250................................       186        10,562,428.44              3.38
1.251 - 1.500................................       234        12,269,776.63              3.92
1.501 - 1.750................................       349        16,199,276.51              5.18
1.751 - 2.000................................      1782        73,893,325.41             23.62
2.001 - 2.250................................       255        13,947,356.52              4.46
2.251 - 2.500................................       139         6,984,954.99              2.23
2.501 - 2.750................................       419        18,518,023.07              5.92
2.751 - 3.000................................       201         9,594,775.38              3.07
3.001 - 3.250................................       127         5,745,650.40              1.84
3.251 - 3.500................................       128         6,549,664.49              2.09
3.501 - 3.750................................       206         8,354,701.91              2.67
3.751 - 4.000................................       192         7,767,640.24              2.48
4.001 - 4.250................................        85         2,921,886.23              0.93
4.251 - 4.500................................        35         1,178,323.98              0.38
4.501 - 4.750................................         7           282,764.54              0.09
4.751 - 5.000................................        14           464,924.73              0.15
5.001 - 5.250................................         2            27,828.22              0.01
5.251 - 5.500................................         3           102,051.81              0.03
5.501 - 5.750................................         1            11,985.08              0.00
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                               Current Loan Rates

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Range of Current Loan Rates (%)                   Loans     Principal Balance          Balance
-------------------------------                 ---------   -----------------   ---------------------
2.751 - 3.000................................         1      $    180,000.00              0.06%
3.251 - 3.500................................         2           180,655.96              0.06
3.501 - 3.750................................       253        20,755,945.53              6.63
3.751 - 4.000................................       451        32,859,782.97             10.50
4.001 - 4.250................................        98         8,349,298.30              2.67
4.251 - 4.500................................        75         6,878,467.53              2.20
4.501 - 4.750................................        78         7,735,807.59              2.47
4.751 - 5.000................................       959        40,530,144.59             12.96
5.001 - 5.250................................       186        10,562,428.44              3.38
5.251 - 5.500................................       234        12,269,776.63              3.92
5.501 - 5.750................................       349        16,199,276.51              5.18
5.751 - 6.000................................      1782        73,893,325.41             23.62
6.001 - 6.250................................       255        13,947,356.52              4.46
6.251 - 6.500................................       139         6,984,954.99              2.23
6.501 - 6.750................................       419        18,518,023.07              5.92
6.751 - 7.000................................       201         9,594,775.38              3.07
7.001 - 7.250................................       127         5,745,650.40              1.84
7.251 - 7.500................................       128         6,549,664.49              2.09
7.501 - 7.750................................       206         8,354,701.91              2.67
7.751 - 8.000................................       192         7,767,640.24              2.48
8.001 - 8.250................................        85         2,921,886.23              0.93
8.251 - 8.500................................        35         1,178,323.98              0.38
8.501 - 8.750................................         7           282,764.54              0.09
8.751 - 9.000................................        14           464,924.73              0.15
9.001 - 9.250................................         2            27,828.22              0.01
9.251 - 9.500................................         3           102,051.81              0.03
9.501 - 9.750................................         1            11,985.08              0.00
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                               Maximum Loan Rates

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Maximum Loan Rate (%)                             Loans     Principal Balance          Balance
---------------------                           ---------   -----------------   ---------------------
15.000.......................................        65      $  2,646,286.56              0.85%
16.000.......................................       145         5,407,113.61              1.73
18.000.......................................       379        18,019,325.54              5.76
18.950.......................................       332        19,208,314.15              6.14
21.000.......................................      4839       244,507,495.23             78.16
25.000.......................................       522        23,058,905.96              7.37
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                               Initial Draw Period

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
Initial Draw Period                              Mortgage      Outstanding      Outstanding Principal
(Months)                                          Loans     Principal Balance          Balance
-------------------                             ---------   -----------------   ---------------------
60...........................................     4,992      $233,338,803.06             74.59%
120..........................................     1,290        79,508,637.99             25.41
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                              Remaining Draw Period

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
Remaining Draw Period                            Mortgage      Outstanding      Outstanding Principal
(Months)                                          Loans     Principal Balance          Balance
---------------------                           ---------   -----------------   ---------------------
43...........................................         5      $    319,009.49              0.10%
45...........................................         2            81,901.87              0.03
48...........................................       286        10,156,142.61              3.25
49...........................................     1,156        46,613,738.27             14.90
50...........................................       844        38,400,881.93             12.27
51...........................................        72         3,314,227.37              1.06
52...........................................        33         2,274,813.34              0.73
53...........................................        25         1,564,155.75              0.50
54...........................................       273        14,531,673.85              4.64
55...........................................       966        48,644,618.90             15.55
56...........................................       606        32,609,486.95             10.42
57...........................................       467        22,834,564.42              7.30
58...........................................       257        11,993,588.31              3.83
104..........................................         1            70,130.25              0.02
105..........................................         1            52,132.92              0.02
106..........................................         1            31,794.43              0.01
108..........................................        32         1,531,144.08              0.49
109..........................................       168         8,603,688.68              2.75
110..........................................       162         8,851,618.24              2.83
111..........................................        97         5,698,812.49              1.82
112..........................................        78         5,617,293.04              1.80
113..........................................        93         8,028,955.72              2.57
114..........................................       138        10,044,804.72              3.21
115..........................................       257        16,561,286.29              5.29
116..........................................       119         6,762,837.98              2.16
117..........................................        90         4,876,313.66              1.56
118..........................................        53         2,777,825.49              0.89
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                                Origination Year

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Origination Year                                  Loans     Principal Balance          Balance
----------------                                ---------   -----------------   ---------------------
2003.........................................     3,297      $158,677,127.14             50.72%
2004.........................................     2,985       154,170,313.91             49.28
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

                                  Lien Position

                                                                                Percentage of Cut-Off
                                                Number of       Aggregate           Date Aggregate
                                                 Mortgage      Outstanding      Outstanding Principal
Lien Position                                     Loans     Principal Balance          Balance
-------------                                   ---------   -----------------   ---------------------
1st Lien.....................................       262      $ 27,790,636.37              8.88%
2nd Lien.....................................     6,020       285,056,804.68             91.12
                                                  -----      ---------------            ------
Total:.......................................     6,282      $312,847,441.05            100.00%
                                                  =====      ===============            ======

HELOC Terms

     The general terms of the HELOCs are described under "The Trust Fund--The Loans" in the prospectus.

     A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

     Minimum monthly payments will be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may make payments in excess of their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual membership fees and late payment charges, may vary by state.

     The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if

     o    the borrower fails to make any required payment by the due date;

     o the total outstanding principal balance including all charges payable exceeds the credit limit;

     o the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

     o    the borrower dies or becomes incompetent;

     o    the borrower becomes bankrupt or insolvent;

     o the borrower becomes subject to any judgment, lien, attachment or an execution is issued against the mortgaged property;

     o    the borrower fails to obtain and maintain required property insurance;
          or

     o the borrower sells or transfers the mortgaged property or does not maintain the property.

     In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if:

     o    the borrower is in default under the HELOC;

     o    government action impairs the originator's lien priority; or

     o a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

     The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The monthly payment due dates for the HELOCs vary.

     Interest accrued each month with respect to each HELOC adjusts based on the index, which is the prime rate published in The Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. All of the HELOCs are subject to maximum loan rates specified in the Credit Line Agreements. No HELOC is subject to a minimum loan rate or a periodic loan rate cap or floor.

Servicing Compensation and Payment of Expenses

     With respect to each Due Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs is referred to as the "Servicing Fee" and will be paid from Interest Collections in respect of the HELOCs. The amount of the servicing fee is equal to 0.50% per annum which is referred to as the servicing fee rate, multiplied by the sum of the outstanding principal balance of each HELOC as of the first day of each Due Period. The servicing fee will be calculated on the basis of twelve 30-day months and a 360-day year. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     With respect to each payment date, the "Due Period" is the prior calendar month.

     The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement, including, without limitation, payment of the fees of the owner trustee and any custodian appointed by the trustees. In addition, the servicer will be entitled to reimbursement for expenses it incurs in connection with defaulted HELOCs and in connection with restoring mortgaged properties related to defaulted HELOCs, to the extent that recoveries are realized. The servicer's right of reimbursement is senior to the rights of holders of the securities to receive any proceeds from the liquidation of the related mortgaged property.

Assignment of HELOCs

     On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC after the Cut-Off Date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the loan rate.

     The mortgage loan documents for each HELOC, including, without limitation, the note for each HELOC, will be retained by the seller as custodian and bailee for the benefit of the noteholders and the Note Insurer. The seller will retain the mortgage loan documents either itself or through an affiliate. However, the related assignment of mortgage or deed of trust in recordable form for each HELOC will not be prepared unless the seller's long-term senior unsecured debt rating is not at least "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Baa2" by Moody's Investors Services ("Moody's" and together with S&P, the "rating agencies") (the "Assignment Preparation Trigger"). At such time as assignments of mortgage or deed of trust are required to be prepared, the Seller will also segregate the mortgage notes from other documents relating to the Mortgage Loans. If the rating of the Seller's long-term senior unsecured debt falls below the Assignment Preparation Trigger, the Seller will deliver the mortgage notes to the indenture trustee within 90 days of such event. The balance of the mortgage loan documents (other than the assignments of mortgage or deed of trust if they have not been required to be prepared) will be required to be delivered to the indenture trustee within 90 days following an event of servicer termination ("Event of Servicer Termination"). Events that could give rise to the servicer's termination are described below under "Servicing Agreement--Events of Servicing Termination" in this prospectus supplement. Within 90 days of either (a) the rating of the long-term senior unsecured debt being reduced below the Assignment Preparation Trigger or (b) an Event of Servicer Termination, the Seller will submit the assignments of mortgage or deed of trust for recording in the appropriate recording offices in the relevant jurisdictions. Such recordation will not be required if opinions of counsel satisfactory to the indenture trustee and the Note Insurer are delivered to the indenture trustee and the Note Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to perfect the security interests of the trust, the noteholders or the Note Insurer in the HELOCs.

     If, as described above, the seller is required to deliver the mortgage notes following an Assignment Event, and the balance of the mortgage loan documents following an Event of Servicing Termination, the indenture trustee, or the custodians on behalf of the indenture trustee, will review the mortgage notes or the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable, in each case within 60 days of the related delivery. If the indenture trustee, or the custodian on behalf of the indenture trustee, finds that any document required to be reviewed by it to be defective or missing and the defect or omission is not cured by the seller within 90 days following notification of the defect by the indenture trustee to the seller, the seller will be obligated to repurchase the HELOC as described in the following paragraph.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including but not limited to applicable local, state and federal predatory and abusive lending laws; and (3) none of the HELOCs are high-cost loans as defined by applicable local, state and federal predatory and abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the "Transferor Deposit Amount." Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

     With respect to any HELOC, the "Purchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect and costs and damages incurred by the trust due to such HELOCs violation of applicable local, state or federal predatory or abusive lending laws.

     An "Eligible Substitute HELOC" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amount").

     In certain circumstances, the interest of the depositor, the trust, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. For instance,

     o a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the trust, and the indenture trustee;

     o until the indenture trustee has possession of the mortgage notes, the indenture trustee's interest in the HELOCs may not have priority over any person or entity that acquires possession of the mortgage notes;

     o a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the trust, and the indenture trustee in the HELOCs;

     o the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the trust, or the indenture trustee receives any payments; and

     o if insolvency proceedings were commenced by or against the servicer, or if certain time periods were to pass, the depositor, the trust, and the indenture trustee may lose any perfected interest in collections held by the servicer and commingled with its other funds.

Conservatorship or Receivership

     The seller is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is required to appoint the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for the seller if certain events occur relating to the seller's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the seller.

     The seller will treat each transfer of HELOCs to the depositor as a sale. Arguments may be made, however, that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the purchase agreement are intended to satisfy all of these conditions.

     If one or more conditions required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the seller's transfer of the HELOCs. The FDIA would limit the depositor's, the trust's, or the indenture trustee's damages in this event to its "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the seller's transfer of the HELOCs for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC were to reclaim, recover, or recharacterize the seller's transfer of the HELOCs, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

     Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the seller's transfer of the HELOCs, you could suffer a loss on your investment if the Note Insurer fails to perform under the Policy and (i) the purchase agreement, the sale and servicing agreement, the administration agreement, or the seller's transfer of the HELOCs, were found to violate applicable regulatory requirements, (ii) the depositor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the HELOCs,
(iii) the FDIC were to request a stay of any action by the depositor, the trust, or the indenture trustee to enforce the purchase agreement, the sale and servicing agreement, the administration agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of the purchase agreement, the sale and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the HELOCs or to provide administrative services to the depositor or the trust.

     The depositor is a wholly-owned subsidiary of First Horizon Home Loans Corporation, which is a wholly-owned subsidiary of the seller. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these provisions or regulations, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. In addition, if the seller entered conservatorship or receivership, the FDIC could exercise control over the HELOCs or the other assets of the depositor or the trust on an interim or permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

     o the assets of the depositor (including the HELOCs) constitute assets of the seller available for liquidation and distribution by a conservator or receiver for the seller;

     o the depositor and its assets (including the HELOCs) should be substantively consolidated with the seller and its assets;

     o the FDIC's control over the HELOCs is necessary for the seller to reorganize or to protect the public interest; or

     o the FDIC has the power to disaffirm actions of a subsidiary of an insured depository institution.

     If these or similar arguments were made, whether successfully or not, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the seller has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

     In addition, regardless of the terms of the purchase agreement, the sale and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor's, the trust's or the indenture trustee's actions, the FDIC as conservator or receiver for the seller may have the power (i) to prevent or require the commencement of a Rapid Amortization Event, (ii) to prevent, limit, or require the early liquidation of HELOCs and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of HELOCs. Furthermore, regardless of the terms of the sale and servicing agreement or the administration agreement, the FDIC (i) could prevent the appointment of a successor servicer or another administrator for the depositor or the trust or (ii) could authorize the seller to stop servicing the HELOCs or administering the depositor or the trust. If any of these events were to occur, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

Optional Transfer of HELOCs to the Seller

     Upon notice to the Note Insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the seller may, but shall not be obligated to, except upon a breach of a representation or warranty, remove from the trust a portion of the HELOCs without notice to the noteholders. Except upon a breach of a representation or warranty, the seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

     o the seller representing and warranting that no selection procedures which are adverse to the interests of the noteholders or the Note Insurer were used by the seller in selecting the HELOCs to be removed;

     o no Rapid Amortization Event has occurred or will occur as a result of the removal; and

     o notice of removal of the HELOC is given to the Note Insurer and the rating agencies.

     Upon any such removal, the transferor interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

                            DESCRIPTION OF THE NOTES

General

     The notes will be issued under an indenture dated as of June 1, 2004, between the trust and The Bank of New York, as indenture trustee. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

     The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

Book-Entry Notes

     The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York ("DTC") in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede &

Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

     Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I--Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

     DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation ("Euroclear Clearance System"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

     The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

     o    transfers of securities and cash within Euroclear,

     o    withdrawal of securities and cash from Euroclear; and

     o    receipts of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

     Distributions with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

     Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

     Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

     Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See "Appendix I" to this prospectus supplement.

     For a discussion of the federal income tax consequences for non-United States persons, see "Appendix I" to this prospectus supplement.

     Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

     DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Payments

     On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

A.   From Investor Interest Collections, reduced by the Indenture Trustee Fee:

     (1)  to the Note Insurer, the premium due for the Policy;

     (2) to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Maximum Rate (as defined in "--Interest" below) on the notes;

     (3) to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding calendar month and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

     (4) to the Note Insurer, as reimbursement for prior draws made under the Policy;

     (5) to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the Specified O/C amount;

     (6) to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement;

     (7) to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Maximum Rate, with interest accrued thereon at the note rate computed without regard to the Maximum Rate (such carryover interest amounts are referred to as "LIBOR Carryover Interest Shortfalls"); and

     (8)  to the owner of the transferor interest, any remaining amounts.

B.   Principal Collections:

     (1) to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount;

     (2) to the Note Insurer, as reimbursement for prior draws under the Policy and any other amounts owed to the Note Insurer pursuant to the Insurance Agreement, to the extent not reimbursed pursuant to A.(4) or A.(6) above; and

     (3)  to the owner of the transferor interest, any remaining amounts.

Certain Definitions

     The "Charge-Off Amount" for any Charged-Off HELOC is the amount of the principal balance that has been written down.

     A "Charged-Off HELOC" is (i) a mortgage loan with a balance that has been written down on the servicer's servicing system in accordance with its policies and procedures and (ii) any mortgage loan that is more than 180 days past due.

     The "Closing Date" is June 25, 2004.

     The "Excess O/C Amount" for a payment date is the amount by which the amount of overcollateralization, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

     The "Floating Allocation Percentage" for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous payment date (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator of the Pool Balance at the end of the related Due Period (in the case of the first payment date, the Pool Balance as of the Cut-Off Date).

     For each payment date the "Interest Collections" are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

     The "Indenture Trustee Fee" for any payment date while The Bank of New York is the indenture trustee, will be an amount agreed upon between The Bank of New York and FTBNA.

     The "Interest Period" with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date; and with respect to the first payment date, the period from the Closing Date through July 25, 2004.

     The "Invested Amount" for any payment date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account O/C Reduction Amounts) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date will be $312,847,441.05.

     The "Investor Charge-Off Amount" for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

     The "Investor Interest Collections" for any payment date is the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

     The "Investor Principal Distribution Amount" on every payment date from the first payment date through the payment date in June 2009, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in June 2009 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the O/C Reduction Amount.

     "Net Interest Collections" is an amount equal to the Interest Collections minus the Servicing Fee.

     "Net Recoveries" with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

     The "O/C Reduction Amount" for a payment date is the lesser of the Excess O/C Amount for such payment date and the Investor Principal Distribution Amount for such payment date (before taking into account the O/C Reduction Amount).

     The "payment date" in each month will be the 25th day of the month or, if that day is not a business day, the next business day.

     The "Pool Balance" for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

     For each payment date the "Principal Collections" are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

     The "Specified O/C Amount" is the amount set forth in the sale and servicing agreement.

Interest

     Note Rate. Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the lesser of (i) a floating rate equal to LIBOR plus 0.22% and (ii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the "note rate". A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

     The "Maximum Rate" for any payment date is equal to the product of (i) the average of the mortgage loan rates, minus the servicing fee rate, the rate at which the indenture trustee's fees are calculated, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each HELOC on the first day of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous payment date and the denominator of which is the principal balance of the notes after taking into account all payments of principal on such previous payment date.

     The "Principal Balance" of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related credit line agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

     With respect to each LIBOR Determination Date, "LIBOR" is the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

     A "determination date" is, with respect to any payment date, the third business day preceding such payment date.

     A "LIBOR Business Day" is any day other than (i) a Saturday or a Sunday and
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     A "LIBOR Determination Date" is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such period.

The Policy

     The following information has been supplied by the Note Insurer for inclusion in this prospectus supplement. Capitalized terms used in this section "The Policy" not otherwise defined in this prospectus supplement shall have the following meanings:

          "Deficiency Amount" means, with respect to any payment date, the sum of (i) the excess, if any, of (a) the accrued interest on the notes, excluding any current interest shortfalls resulting from the application of the Servicemembers Civil Relief and LIBOR Carryover Interest Shortfalls for such payment date, at the note rate over (b) the amount available for interest distributions on the notes on such payment date, including, without limitation, from amounts on deposit in the distribution account and
     (ii) the Guaranteed Principal Amount.

          "Final Payment Date" means February 25, 2034.

          "Guaranteed Principal Amount" means (i) with respect to any payment date other than the Final Payment Date, the excess, if any, of (a) the note principal balance as of such payment date, after taking into account all amounts available from sources other than the Policy to reduce the note principal balance, over (b) the Invested Amount for such payment date or
     (ii) with respect to the Final Payment Date, the note principal balance as of the Final Payment Date, after giving effect to all other distributions of principal on the notes on the Final Payment Date.

          "Insured Payment" means (i) as of any payment date, any Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of an exhibit to the Policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the Insured Payment which shall be due and owing on the applicable payment date.

          "Owner" means each noteholder who, on the applicable payment date, is entitled under the terms of the notes to payment thereunder.

          "Preference Amount" means any amount previously distributed to an Owner on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     The Note Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to the Insured Payment will be received from the Note Insurer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the paying agent, to each Owner of that Owner's proportionate share of the Insured Payment.

     The Note Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be paid only at the time set forth in the Policy, and no accelerated Insured Payments will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Note Insurer.

     Notwithstanding the foregoing paragraph, the Policy will not cover shortfalls, if any, attributable to the liability of the issuer or the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, current interest shortfalls resulting from the application of the Servicemembers Civil Relief or LIBOR Carryover Interest Shortfalls.

     The Note Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Note Insurer's fiscal agent of the following:

     o a certified copy of the order requiring the return of a preference payment;

     o an opinion of counsel satisfactory to the Note Insurer that the order is final and not subject to appeal;

     o an assignment in a form that is reasonably satisfactory to the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     o appropriate instruments to effect the appointment of the Note Insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Note Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Note Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon delivery of proof of such payment reasonably satisfactory to the Note Insurer.

     The Note Insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer, of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Note Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Note Insurer's fiscal agent for the purposes of this paragraph, and the Note Insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Note Insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the Note Insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the Note Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

     Subject to the terms of the indenture, the Note Insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the Note Insurer under the Policy.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the Note Insurer.

     The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

     The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     No defenses, set-offs and counterclaims of any kind available to the Note Insurer so as to deny payment of any amount due in respect of the Policy will be valid. The Note Insurer will waive and agree not to assert any and all such defenses, set-offs and counterclaims so as to deny payment of any amount due in respect of the Policy, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.

Rapid Amortization Events

     A "Rapid Amortization Event" is any of the following events:

     (a) Net Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

     (b) the occurrence of certain events of insolvency with respect to the trust or the depositor;

     (c) the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days;

     (d)  the occurrence of an Event of Servicer Termination;

     (e) the trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

     (f) for any calendar month, cumulative losses with respect to the HELOCs as a percentage of the aggregate Principal Balance of the HELOCs, as of the Cut-Off Date, exceeds the cumulative loss percentage specified in the table below:

     ---------------------------------------------------------------------------
                              Cumulative Loss Percentage
     ---------------------------------------------------------------------------
                               Months                            Cumulative Loss
     ---------------------------------------------------------------------------
     0 - 24...................................................        2.00%
     ---------------------------------------------------------------------------
     25 - 36..................................................        2.50%
     ---------------------------------------------------------------------------
     37 - 48..................................................        3.00%
     ---------------------------------------------------------------------------
     49 - 60..................................................        3.50%
     ---------------------------------------------------------------------------
     61+......................................................        4.00%
     ---------------------------------------------------------------------------

     If any event described in clause (a) or (d) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the holder of the transferor interest, the depositor and the servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses
(b), (c), (e) or (f) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of such event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the servicer or depositor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

Termination of Trust

     The trust will terminate on the payment date following the later of (a) payment in full of all amounts owing to the Note Insurer, unless the Note Insurer shall otherwise consent, and (b) the earliest of (i) the payment date occurring in February 2034, (ii) the final payment or other liquidation of the last HELOC in the trust and (iii) the servicer's exercise of its right to purchase the HELOCs as described below under "Optional Termination".

Optional Termination

     The HELOCs will be subject to optional repurchase by the servicer on any payment date on or after the date on which the outstanding principal balance of the notes (after principal payments on such payment date ) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date. The optional repurchase price will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the unpaid principal balance of the HELOCs plus accrued and unpaid interest on such balance. The Servicer will only exercise this option if the optional purchase price is at least enough to pay the outstanding principal balance of the notes, accrued and unpaid interest on such balance, any LIBOR Interest Carryover Amounts that remain unpaid and all amounts due and owing to the Note Insurer.

Reports to Securityholders

     The indenture trustee will prepare and will make available to the Note Insurer and each noteholder on each payment date, a statement setting forth for the notes, among other things:

          (i) The Note Principal Balance after all distributions on the previous payment date and on the related payment date, the Pool Balance at the beginning of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

          (ii) The aggregate amount of Interest Collections and Principal Collections;

          (iii) The amount of Investor Interest Collections and the Investor Principal Distribution Amount;

          (iv) The note rate on the notes for such payment date;

          (v) The number of days in the related Interest Period;

          (vi) The aggregate amount of additional balances that were conveyed to the trust during the related Due Period;

          (vii) The aggregate Principal Balance and aggregate credit limit of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the loan rates and the weighted average of the margins, in each case after giving effect to the modifications;

          (viii) The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

          (ix) The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

          (x) The amount, if any, of the outstanding LIBOR Carryover Interest Shortfall after giving effect to the payments on the related payment date;

          (xi) The amount of the draws under the Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

          (xii) The amount of any LIBOR Carryover Interest Shortfall paid on such payment date and remaining LIBOR Carryover Interest Shortfalls;

          (xiii) The amount to be paid to the owner of the transferor interest in respect of the related payment date;

          (xiv) The weighted average of the loan rates and the weighted average of the maximum loan rates for all of the HELOCs, weighted on the basis of the Principal Balances of all of the HELOCs at the end of the related Due Period;

          (xv) The weighted average of the margins for each HELOC, weighted on the basis of the Principal Balance of the HELOC at the end of the related Due Period;

          (xvi) The amount to be paid to the Note Insurer pursuant to the Insurance Agreement;

          (xvii) The amount of the premium to be paid to the Note Insurer pursuant to the Insurance Agreement;

          (xviii) The Invested Amount (after all distributions on that payment date), the amount of overcollateralization (after all distributions on that payment date), the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

          (xix) The amount of Interest Collections to be paid as principal to the noteholders on such payment date;

          (xx) The number of HELOCs outstanding at the beginning and at the end of the related Due Period;

          (xxi) The Pool Balance as of the end of the related Due Period;

          (xxii) The number and aggregate principal balances of HELOCs: (A) that are 30-59 days, 60-89 days and 90 or more days past due, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

          (xxiii) The Net Recoveries received during the related Due Period;

          (xxiv) The cumulative Investor Charge-Off Amount and the Investor Charge-Off Amount incurred during the related Due Period;

          (xxv) The number and aggregate principal balance of HELOCs that have exercised their fixed rate conversion option; and

          (xxvi) Whether a Rapid Amortization Event has occurred and, if so, specifying the Rapid Amortization Events.

     In the case of the aggregate amount of Principal Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the Note Principal Balance after all distributions on the payment date, such amounts shall also be expressed as a dollar amount per security with a $1,000 denomination.

                             THE SERVICING AGREEMENT

     The servicer shall establish and maintain on behalf of the trust a collection account for the benefit of the noteholders and the Note Insurer. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

     Notwithstanding the timing of deposits to the collection account described above, the servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least "A-1" by S&P and "P-l" by Moody's and
(ii) no Event of Servicing Termination has occurred which has not been cured. During this period the servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the servicer is permitted to maintain possession of the collections as described in this paragraph, the servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

     The indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to noteholders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

     An "Eligible Account" is an account that is maintained at an institution that is:

     (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of "P-1" by Moody's, (b) has a short-term unsecured debt rating of "A-l" by Standard & Poor's and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the servicer may be considered such an institution for the purpose of this definition.

     "Eligible Investments" are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Modifications to HELOCs

     Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the margin of a HELOC.

Consent to Senior Liens

     The servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

     The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the servicer is permitted to consent to the placing of a senior lien.

Hazard Insurance

     The sale and servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the servicer will not monitor the maintenance of hazard insurance.

     The sale and servicing agreement requires the servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

     The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

     The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery on or before March 1 of each year, beginning on March 1, 2005, to the indenture trustee and the Note Insurer of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before March 1 of each year, beginning March 1, 2005, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer) to the indenture trustee pursuant to the sale and servicing agreement.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of, among other events, the following:

          (i) any failure by the servicer to deposit in the collection account or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the
     Note Insurer or the holders of 25% of the note principal balance;

          (ii) the failure by the servicer to make any required servicing advance, which failure continues unremedied for a period of 10 days or any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement that materially and adversely affects the interest of the noteholders or the Note Insurer and continued unremedied for 30 days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the Note Insurer or the holders of 25% of the principal balance;

          (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

          (iv) the servicer is not rated at least investment grade by either S&P or Moody's; or

          (v) the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

     Under the above circumstances, the indenture trustee with the consent of the Note Insurer or the Note Insurer or the noteholders representing not less than 51% of the note principal balance (with the consent of the Note Insurer, so long as no insurer default exists), may deliver written notice to the servicer terminating all the rights and obligations of the servicer under the sale and servicing agreement.

Rights Upon an Event of Servicing Termination

     Upon the termination of the servicer all of the rights and obligations of the servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement (including, without limitation, acting as custodian for the mortgage loan files) and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as servicer, it may with the consent of the Note Insurer, and will, at the direction of the Note Insurer appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $50,000,000 and acceptable to the Note Insurer to act as successor to the servicer under the servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the trust and such successor may agree). A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under "Events of Servicing Termination."

Amendment

     The sale and servicing agreement may be amended from time to time by the servicer, the trust and the indenture trustee, with the consent of the Note Insurer, provided that the rating agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the notes (without regard to the Policy).

Matters Regarding the Servicer

     Neither the servicer nor any director, officer or employee of the servicer will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

                                  THE INDENTURE

     The following summary describes all of the material terms of the indenture.

Events of Default; Rights Upon Event of Default

     With respect to the notes, events of default under the indenture will consist of (each, an "event of default"):

     o a default for five days or more in the payment of any interest on any note;

     o a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

     o a default in the observance or performance of any covenant or agreement of the trust made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

     o any representation or warranty made by the trust in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding; or

     o events of bankruptcy, insolvency, receivership or liquidation of the trust.

     The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under "Description of the Notes--Payments." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the Note Insurer, the indenture trustee with the written consent of the Note Insurer or holders of a majority in principal amount of notes then outstanding with the written consent of the Note Insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     o the holder previously has given the indenture trustee written notice of a continuing event of default;

     o the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee reasonable indemnity;

     o the indenture trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Covenants

     The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

     o the Note Insurer shall have consented to such action and the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

     The trust will not, among other things:

     o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     o claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

     o    dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

     o permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust;

     o engage in any activity other than as specified under "The Trust" in this prospectus supplement; or

     o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Annual Compliance Statement

     The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of the trust's obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee will be required to mail each year to all noteholders and the Note Insurer a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

     With the consent of the Note Insurer, the rating agencies and the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

     o change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

     o impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate of any of them;

     o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

     The trust and the indenture trustee may also enter into supplemental indentures with the consent of the Note Insurer, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the trust to:

     o modify the definition of "Eligible Investments" (except as provided in the indenture to expand the types of Eligible Investments specified in that definition);

     o    enter into a derivative contract for the benefit of the noteholders;
          or

     o increase the transferor's discretion in the selection of accounts to be transferred to the transferor, or the frequency of such transfer, under the sale and servicing agreement.

     However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture that otherwise would require the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and if the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with the prospectus supplement, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

Voting Rights

     At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances. Pursuant to the indenture, unless an insurer default exists, the Note Insurer will be deemed to be the holder of 100% of the outstanding notes for all purposes, other than with respect to payment on the notes, and will be entitled to exercise all of the rights of the holders thereunder.

Matters Regarding the Indenture Trustee, the Depositor and the Seller

     Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

                               THE TRUST AGREEMENT

     The following summary describes all of the material terms of the trust agreement.

Amendment

     The trust agreement may be amended by the seller, the depositor and the owner trustee with the consent of the Note Insurer, but without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the Note Insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the Note Insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the Note Insurer consents to such action or such action will not adversely affect in any material respect the interests of any noteholders or the Note Insurer, as evidenced by an opinion of counsel or an affirmation of the ratings of the notes, without giving effect to the Policy.

Matters Regarding the Owner Trustee, the Depositor and the Seller

     Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                            ADMINISTRATION AGREEMENT

     The Bank of New York, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

                              THE INDENTURE TRUSTEE

     The Bank of New York is the indenture trustee under the indenture. The mailing address of the indenture trustee is 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Mortgage-Backed Securities Group, First Horizon ABS Trust 2004-HE2.

                                THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of McKee Nelson LLP, special tax counsel to the trust, assuming compliance with the Trust Agreement, the Indenture, and the Sale and Servicing Agreement by the parties to those agreements, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool and the notes will be treated as debt instruments. Each beneficial owner of an interest in notes will agree to treat the notes as debt instruments for federal income tax purposes. Alternative characterizations of the trust and the notes are, however, possible, and we encourage prospective investors to consult their tax advisors concerning the tax consequences to them of an investment in notes.

     For a discussion of the tax treatment of interest, original issue discount, market discount, and bond premium on the notes, see "Material Federal Income Tax Consequences - Taxation of Debt Securities" in the prospectus.

     If the note rate for any payment date is limited to the Maximum Rate, a beneficial owner of notes will become entitled to receive LIBOR Carryover Interest Shortfalls on subsequent payment dates to the extent funds are available on such subsequent payment dates for payment of such amounts. In effect, interest that accrues on the notes in excess of the Maximum Rate will be deferred, and, as a result, some or all of the interest accrued on the notes may not be treated as "qualified stated interest" as that term is defined in the prospectus under "Material Federal Income Tax Consequences - Taxation of Debt Securities - Interest and Acquisition Discount." If stated interest payments do not represent qualified stated interest, they will be taxed as original issue discount. Nevertheless, for federal income tax reporting purposes, stated interest on the notes will be treated as qualified stated interest.

     It is expected that, assuming stated interest on the notes is qualified stated interest, based on anticipated offering prices for the notes, the notes will not be issued with original issue discount.

     Solely for purposes of accruing original issue discount and market discount, if any, and for purposes of amortizing any bond premium, the Sale and Servicing Agreement will set forth a prepayment assumption and an assumed rate at which additional balances will be drawn.

     For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described above in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986 (the "Code") prohibit a pension, profit sharing or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code (each a "Plan") from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or Section 4975 of the Code, are subject to federal, state or local laws which may be substantially similar ("Similar Law") (those plans, together with Plans, referred to as "Benefit Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

     ERISA also imposes duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

     Subject to the considerations discussed in "ERISA Considerations" in the prospectus, the notes may be purchased by a Benefit Plan. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code - or violate any Similar Law. Each purchaser of a note will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Benefit Plan or (ii) its purchase and holding of the note will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any Similar Law. A PTCE under ERISA may not apply to all prohibited transactions that could arise in connection with a Plan's investment in the notes and Plans should be aware that ownership of the trust may change as a result of a transfer of the transferor interest.

     In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction under ERISA before investing in a note.

     Any person that proposes to acquire a note on behalf of or with plan assets of any Benefit Plan should consult with counsel concerning the application of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code and the provisions of Similar Laws on the proposed investment.

                         LEGAL INVESTMENT CONSIDERATIONS

     The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the notes to FTN Financial Capital Markets, a division of FTBNA, an affiliate of the depositor, the seller and the servicer, and the underwriter has agreed to purchase all of the notes if any of the notes are purchased thereby.

     It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June 25, 2004, against payment therefor in immediately available funds.

     The depositor has been advised that the underwriter proposes initially to offer the notes to the public at the offering price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

     Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchase for the purpose of pegging, fixing or maintaining the price of such notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions will not be discontinued without notice.

     After the initial distribution of the notes offered hereby, FTN Financial Securities Corp. (an affiliate of the depositor, the seller and the servicer) intends to make a secondary market in the notes offered hereby, but has no obligation to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue or that it will provide noteholders with a sufficient level of liquidity of investment. The notes will not be listed on any securities exchange.

     This prospectus supplement and the accompanying prospectus may be used by FTN Financial Securities Corp. in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sales. FTN Financial Securities Corp. may act as principal or agent in such transactions. FTN Financial Securities Corp. has no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

     The depositor and the servicer have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

     Proceeds to the depositor are expected to be $311,908,459 from the sale of the notes, before deducting expenses payable by the depositor estimated to be $430,000.

                                     EXPERTS

     The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters with respect to the securities will be passed upon for the depositor by McKee Nelson, LLP, New York, New York and for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson, LLP, New York, New York will pass upon certain legal matters on behalf of the seller.

                                     RATING

     It is a condition to issuance that each class of the notes be rated not lower than "AAA" by S&P and "Aaa" by Moody's. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings assigned to the Notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Carryover Interest Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Assignment Preparation Trigger..............................................S-37
AVM.........................................................................S-22
Benefit Plans...............................................................S-60
CACS........................................................................S-22
Cede.........................................................................I-1
Charged-Off HELOC...........................................................S-45
Charge-Off Amount...........................................................S-45
Clearstream.................................................................S-40
Closing Date................................................................S-45
CLTV........................................................................S-20
Code........................................................................S-60
Credit Line Agreements......................................................S-26
Cut-Off Date................................................................S-17
Deficiency Amount...........................................................S-47
determination date..........................................................S-46
disqualified persons........................................................S-60
DTC.........................................................................S-40
Due Period..................................................................S-37
Eligible Account............................................................S-52
Eligible Investments........................................................S-52
Eligible Substitute HELOC...................................................S-38
ERISA.......................................................................S-60
Euroclear...................................................................S-40
Euroclear Clearance System..................................................S-42
event of default............................................................S-55
Event of Servicer Termination...............................................S-37
Excess O/C Amount...........................................................S-45
FDIA........................................................................S-39
FDIC........................................................................S-39
FHNC........................................................................S-20
FICO Score..................................................................S-30
Final Payment Date..........................................................S-47
Floating Allocation Percentage..............................................S-45
FTBNA.......................................................................S-20
Full Documentation Loan.....................................................S-21
GAAP........................................................................S-19
Guaranteed Principal Amount.................................................S-47
HELOCs......................................................................S-17
Indenture Trustee Fee.......................................................S-45
Index.......................................................................S-25
Insured Payment.............................................................S-47
Interest Collections........................................................S-45
Interest Period.............................................................S-45
Invested Amount.............................................................S-45
Investor Charge-Off Amount..................................................S-45
Investor Interest Collections...............................................S-45
Investor Principal Distribution Amount......................................S-45
LIBOR.......................................................................S-46
LIBOR Business Day..........................................................S-46
LIBOR Carryover Interest Shortfalls.........................................S-44
LIBOR Determination Date....................................................S-47
LPI.........................................................................S-22
Maximum Rate................................................................S-46
Moody's.....................................................................S-37
Net Interest Collections....................................................S-45
Net Recoveries..............................................................S-45
note rate...................................................................S-46
Notice......................................................................S-47
O/C Reduction Amount........................................................S-46
Owner.......................................................................S-47
parties in interest.........................................................S-60
payment date................................................................S-46
Plan........................................................................S-60
plan assets.................................................................S-60
Policy......................................................................S-17
Pool Balance................................................................S-46
Preference Amount...........................................................S-47
Principal Balance...........................................................S-46
Principal Collections.......................................................S-46
prohibited transaction......................................................S-60
PTCE........................................................................S-61
Purchase Price..............................................................S-38
Rapid Amortization Event....................................................S-49
rating agencies.............................................................S-37
S&P.........................................................................S-37
SAP.........................................................................S-19
Servicing Fee...............................................................S-36
Similar Law.................................................................S-60
Specified O/C Amount........................................................S-46
Stated Income Loans.........................................................S-22
Substitution Adjustment Amount..............................................S-38
Transferor Deposit Amount...................................................S-38
U.S. Person..................................................................I-4

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                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered First Horizon ABS Notes, Series 2004-HE2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding Global Securities through Clearstream or Euroclear and investors holding Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in those capacities, and other DTC participants.

     Although DTC, Clearstream and Euroclear are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the issuer, the indenture trustee, the depositor or the servicer will have any responsibility for the performance by DTC, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to prior similar issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants.

     Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar pass-through note issues in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants.

     Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream or Euroclear purchaser.

     When Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear operator will instruct its respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to and excluding the settlement date. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next business day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails) the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement from cash on hand. Under this approach, they may take on credit exposure to Clearstream or Euroclear operator until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring Global Securities to the respective depositary of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase Global Securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential condition:

     (a) borrowing Global Securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give sufficient time for such Global Securities to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

     Transfer between Clearstream or Euroclear Seller and DTC Purchaser.

     Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN).

     Beneficial Noteholders of Global Securities that are non-U.S. Persons and are individuals or entities treated as corporations for U.S. federal tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). More complex rules may apply to other entities. If the information shown on Form W-8BEN changes, a new W-8BEN must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).

     A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).

     Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for U.S. federal tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). More complex rules may apply to other entities.

     Exemption for U.S. Persons (Form W-9).

     U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.

     The Noteholder of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Except for a more favorable rule applicable to a Form W-8BEN that retains the U.S. taxpayer identification number of the Beneficial Owner, Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date the form is signed. However, if information shown on the form changes, a new Form W-8BEN must be filed within 30 days of the change.

     The term "U.S. Person" means

     o    a citizen or resident of the United States,

     o an entity treated as a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than an entity treated as a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

     o an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and

     o some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     o For complete information about the notes read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the notes.

The Notes

     o the notes are issued by a trust, whose assets consist primarily of a pool of adjustable rate home equity line of credit loans and property relating to those loans

     o    the notes are secured by assets of the trust

     o    the notes currently have no trading market

     o the notes are obligations of the trust only and are not obligations of any other person

Credit Enhancement

     o will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by MBIA Insurance Corporation

PROSPECTUS

                       First Horizon Asset Securities Inc.
                                    Depositor

                      Mortgage and Asset Backed Securities
                              (Issuable in Series)

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 6 of this prospectus.
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The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by First Horizon Asset Securities Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

     o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

     o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

     o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

     o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

The Securities

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered to the public through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                October 30, 2003

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 25.

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
RISK FACTORS.........................................................................................6

THE TRUST FUND......................................................................................16
   General..........................................................................................16
   The Loans........................................................................................17
   Participation Certificates.......................................................................20
   Agency Securities................................................................................21
   Private Mortgage-Backed Securities...............................................................22
   Substitution of Trust Fund Assets................................................................24

AVAILABLE INFORMATION...............................................................................24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................................24

REPORTS TO SECURITYHOLDERS..........................................................................25

USE OF PROCEEDS.....................................................................................25

THE DEPOSITOR.......................................................................................25

LOAN PROGRAM........................................................................................25
   Underwriting Standards...........................................................................25
   Qualifications of Sellers........................................................................28
   Representations by Sellers; Repurchases..........................................................28

DESCRIPTION OF THE SECURITIES.......................................................................30
   General..........................................................................................30
   Distributions on Securities......................................................................31
   Advances.........................................................................................33
   Reports to Securityholders.......................................................................34
   Categories of Classes of Securities..............................................................35
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes............................37
   Book-entry Registration of Securities............................................................41

CREDIT ENHANCEMENT..................................................................................45
   General..........................................................................................45
   Subordination....................................................................................45
   Letter of Credit.................................................................................46
   Insurance Policies, Surety Bonds and Guaranties..................................................46
   Over-collateralization...........................................................................46
   Reserve Accounts.................................................................................47
   Pool Insurance Policies..........................................................................48
   Special Hazard Insurance Policies................................................................49
   Bankruptcy Bonds.................................................................................50
   Cross Support....................................................................................50
   Financial Instruments............................................................................51

YIELD AND PREPAYMENT CONSIDERATIONS.................................................................51

THE AGREEMENTS......................................................................................53
   Assignment of the Trust Fund Assets..............................................................53

   Payments on Loans; Deposits to Security Account..................................................56
   Pre-Funding Account..............................................................................58
   Sub-servicing by Sellers.........................................................................59
   Collection Procedures............................................................................59
   Hazard Insurance.................................................................................60
   Realization upon Defaulted Loans.................................................................62
   Servicing and Other Compensation and Payment of Expenses.........................................62
   Evidence as to Compliance........................................................................63
   Certain Matters Regarding the Master Servicer and the Depositor..................................63
   Events of Default; Rights upon Event of Default..................................................64
   Amendment........................................................................................66
   Termination; Optional Termination................................................................67
   The Trustee......................................................................................68

LEGAL ASPECTS OF THE LOANS..........................................................................68
   General..........................................................................................68
   Foreclosure......................................................................................69
   Environmental Risks..............................................................................72
   Rights of Redemption.............................................................................73
   Anti-deficiency Legislation and Other Limitations on Lenders.....................................73
   Due-on-Sale Clauses..............................................................................74
   Enforceability of Prepayment and Late Payment Fees...............................................74
   Applicability of Usury Laws......................................................................75
   Home Improvement Contracts.......................................................................75
   Installment Contracts............................................................................76
   Servicemembers Civil Relief Act..................................................................77
   Junior Mortgages and Rights of Senior Mortgagees.................................................77
   The Title I Program..............................................................................78
   Consumer Protection Laws.........................................................................81
   Home Ownership and Equity Protection Act of 1994 and Similar State Laws..........................81

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................................................82
   General..........................................................................................83
   Taxation of Debt Securities......................................................................84
   Taxation of the REMIC and its Holders............................................................88
   REMIC Expenses; Single Class REMICs..............................................................88
   Taxation of the REMIC............................................................................89
   Taxation of Holders of Residual Interest Securities..............................................90
   Administrative Matters...........................................................................93
   Tax Status as a Grantor Trust....................................................................94
   Sale or Exchange.................................................................................96
   Miscellaneous Tax Aspects........................................................................96
   Tax Treatment of Foreign Investors...............................................................97
   Tax Characterization of the Trust Fund as a Partnership..........................................98
   Tax Consequences to Holders of the Notes.........................................................98
   Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership.......100

STATE TAX CONSIDERATIONS...........................................................................103

ERISA CONSIDERATIONS...............................................................................103

LEGAL INVESTMENT...................................................................................109

METHOD OF DISTRIBUTION.............................................................................110

LEGAL MATTERS......................................................................................110

FINANCIAL INFORMATION..............................................................................110

RATING.............................................................................................111

ANNEX I............................................................................................112

                                  RISK FACTORS

     You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

Limited Source of Payments -- No
   Recourse To Sellers,
   Depositor or Servicer............   The applicable prospectus supplement may
                                       provide that securities will be payable
                                       from other trust funds in addition to
                                       their associated trust fund, but if it
                                       does not, they will be payable solely
                                       from their associated trust fund. If the
                                       trust fund does not have sufficient
                                       assets to distribute the full amount due
                                       to you as a securityholder, your yield
                                       will be impaired, and perhaps even the
                                       return of your principal may be impaired,
                                       without your having recourse to anyone
                                       else.

                                       Furthermore, at the times specified in
                                       the applicable prospectus supplement,
                                       some assets of the trust fund may be
                                       released and paid out to other people,
                                       such as the depositor, a servicer, a
                                       credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you.
                                       Those payments are generally made after
                                       other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                       You will not have any recourse against
                                       the depositor or any servicer if you do
                                       not receive a required distribution on
                                       the securities. Nor will you have
                                       recourse against the assets of the trust fund of any other series of securities.

                                       The securities will not represent an
                                       interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. First Horizon Asset
                                       Securities Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                       o   funds obtained from enforcing a
                                           corresponding obligation of a seller
                                           or originator of the loan, or

                                       o   funds from a reserve fund or similar
                                           credit enhancement established to pay
                                           for loan repurchases.

                                       The only obligations of the master
                                       servicer to a trust fund (other than its master servicing obligations) come from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                       The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be
   Sufficient To Protect You from
   Losses...........................   Credit enhancement is intended to reduce
                                       the effect of loan losses. But credit
                                       enhancements may benefit only some
                                       classes of a series of securities and the
                                       amount of any credit enhancement will be
                                       limited as described in the applicable
                                       prospectus supplement.

                                       Furthermore, the amount of a credit
                                       enhancement may decline over time
                                       pursuant to a schedule or formula or
                                       otherwise, and could be depleted from
                                       payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities.

                                       Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages Junior
   Status of Liens Securing Home
   Equity Loans Could Adversely
   Affect You.......................   The mortgage and deeds of trust securing
                                       the home equity loans will be primarily
                                       junior liens subordinate to the rights of
                                       the mortgagee under the related senior
                                       mortgage(s) or deed(s) of trust.
                                       Accordingly, the proceeds from any
                                       liquidation, insurance or condemnation
                                       proceeds will be available to satisfy the
                                       outstanding balance of the junior lien
                                       only to the extent that the claims of the
                                       related senior mortgagees have been
                                       satisfied in full, including any related
                                       foreclosure costs. In addition, if a
                                       junior mortgagee forecloses on the
                                       property securing a junior mortgage, it
                                       forecloses subject to any senior mortgage
                                       and must take one of the following steps
                                       to protect its interest in the property:

                                       o   pay the senior mortgage in full at or
                                           prior to the foreclosure sale, or

                                       o   assume the payments on the senior
                                           mortgage in the event the mortgagor
                                           is in default under the senior
                                           mortgage.

                                       The trust fund may effectively be
                                       prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                       Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including
                                       California, if a lender simultaneously
                                       originates a loan secured by a senior
                                       lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                       o   the aggregate amount owed under both
                                           the senior and junior loans over

                                       o   the proceeds of any sale under a deed
                                           of trust or other foreclosure
                                           proceedings.

                                       See "Legal Aspects of the Loans --
                                       Anti-Deficiency Legislation; Bankruptcy
                                       Laws; Tax Liens."

Declines in Property Values May
   Adversely Affect You.............   The value of the properties underlying
                                       the loans held in the trust fund may
                                       decline over time. Among the factors that
                                       could adversely affect the value of the
                                       properties are:

                                       o   an overall decline in the residential
                                           real estate market in the areas in
                                           which they are located,

                                       o   a decline in their general condition
                                           from the failure of borrowers to
                                           maintain their property adequately,
                                           and

                                       o   natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                       In the case of home equity loans,
                                       declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                       If property values decline, the actual
                                       rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely
   Affect You.......................   Even if the properties underlying the
                                       loans held in the trust fund provide
                                       adequate security for the loans,
                                       substantial delays could occur before
                                       defaulted loans are liquidated and their
                                       proceeds are forwarded to investors.
                                       Property foreclosure actions are
                                       regulated by state statutes and rules and
                                       are subject to many of the delays and
                                       expenses of other lawsuits if defenses or
                                       counterclaims are made, sometimes
                                       requiring several years to complete.
                                       Furthermore, in some states if the
                                       proceeds of the foreclosure are
                                       insufficient to repay the loan, the
                                       borrower is not liable for the deficit.
                                       Thus, if a borrower defaults, these
                                       restrictions may impede the trust's
                                       ability to dispose of the property and
                                       obtain sufficient proceeds to repay the
                                       loan in full.

                                       In addition, the servicer will be
                                       entitled to deduct from liquidation
                                       proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and
                                       preservation expenses.

                                       In addition, the servicer will be
                                       entitled to deduct from liquidation
                                       proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of
   Liquidation Expenses May
   Adversely Affect You.............   Liquidation expenses of defaulted loans
                                       generally do not vary directly with the
                                       outstanding principal balance of the loan
                                       at the time of default. Therefore, if a
                                       servicer takes the same steps for a
                                       defaulted loan having a small remaining
                                       principal balance as it does for a
                                       defaulted loan having a large remaining
                                       principal balance, the amount realized
                                       after expenses is smaller as a percentage
                                       of the outstanding principal balance of
                                       the small loan than it is for the
                                       defaulted loan having a large remaining
                                       principal balance.

Consumer Protection Laws May
   Adversely Affect You.............   Federal, state and local laws extensively
                                       regulate various aspects of brokering,
                                       originating, servicing and collecting
                                       mortgage loans. Among other things, these
                                       laws may regulate interest rates and
                                       other charges, require disclosure, impose
                                       financial privacy requirements, mandate
                                       specific business practices, and prohibit
                                       unfair and deceptive trade practices. In
                                       addition, licensing requirements may be
                                       imposed on persons that broker,
                                       originate, service or collect mortgage
                                       loans. Additional requirements may be
                                       imposed under federal, state or local
                                       laws on so-called "high cost" mortgage
                                       loans, which typically are defined as
                                       loans that have interest rates or
                                       origination costs in excess of prescribed
                                       levels. These laws may limit certain loan
                                       terms, such as prepayment penalties, or
                                       the ability of a creditor to refinance a
                                       loan unless it is in the borrower's
                                       interest. In addition, certain of these
                                       laws may allow claims against loan
                                       brokers or mortgage originators,
                                       including claims based on fraud or
                                       misrepresentation, to be asserted against
                                       person acquiring the mortgage loans, such
                                       as the trust fund.

                                       The federal laws that may apply to loans held in the trust fund include the following:

                                       o   the Truth in Lending Act and
                                           Regulation Z promulgated under that
                                           act, which require certain
                                           disclosures to the borrowers
                                           regarding the terms of the
                                           residential loans;

                                       o   the Equal Credit Opportunity Act and
                                           Regulation B promulgated under that
                                           act, which prohibit discrimination on
                                           the basis of age, race, color, sex,
                                           religion, marital status, national
                                           origin, receipt of public assistance
                                           or the exercise of any right under
                                           the Consumer Credit Protection Act,
                                           in the extension of credit;

                                       o   The Fair Credit Reporting Act, which
                                           regulates the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                       o   the Home Equity Loan Consumer
                                           Protection Act of 1988, which
                                           requires additional disclosures,
                                           limits changes that may be made to
                                           the loan documents without the

                                           borrower's consent. This act also
                                           restricts a lender's ability to
                                           declare a default or to suspend or
                                           reduce a borrower's credit limit to
                                           certain enumerated events.

                                           Certain mortgage loans may be subject
                                           to the Home Ownership and Equity
                                           Protection Act of 1994. The
                                           provisions of this act may:

                                       o   impose additional disclosure and
                                           other requirements on creditors with
                                           respect to non purchase money
                                           mortgage loans with high interest
                                           rates or high up-front fees and
                                           charges;

                                       o   impose specific statutory liabilities
                                           on creditors who fail to comply with
                                           their provisions; and

                                       o   affect the enforceability of the
                                           related loans.

                                       In addition, any assignee of the
                                       creditor, including the applicable trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

                                       The home improvement contracts are also
                                       subject to the so-called holder in due
                                       course rules which comprise the
                                       Preservation of Consumers' Claims and
                                       Defenses regulations of the Federal Trade
                                       Commission and other similar federal and state statutes and regulations. These laws

                                       o   protect the homeowner from defective
                                           craftsmanship or incomplete work by a
                                           contractor;

                                       o   permit the obligated party to
                                           withhold payment if the work does not
                                           meet the quality and durability
                                           standards agreed to by the homeowner
                                           and the contractor; and

                                       o   subject any person to whom the seller
                                           assigns its consumer credit
                                           transaction to all claims and
                                           defenses which the obligor in a
                                           credit sale transaction could assert
                                           against the seller of the goods.

                                       Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages
   Are Borne by You.................   Some of the mortgage loans held in the
                                       trust fund may not be fully amortizing
                                       over their terms to maturity and, thus,
                                       will require substantial principal
                                       payments (that is, balloon payments) at
                                       their stated maturity. Loans with balloon
                                       payments involve a greater degree of risk
                                       than fully amortizing loans because
                                       typically the borrower must be able to
                                       refinance the loan or sell the property
                                       to make the balloon payment at maturity.
                                       The ability of a borrower to do this will
                                       depend on factors such as mortgage rates
                                       at the time of sale or refinancing, the
                                       borrower's equity in the property, the
                                       relative strength of the local housing
                                       market, the financial condition of the
                                       borrower, and tax laws. Losses on these
                                       loans that are not

                                       otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk of Loss May Be Higher than
   You Expect If Your Securities Are
   Backed by Loans that Were
   Underwritten to Standards which
   do not Conform to the Standards
   of Freddie Mac or Fannie Mae.....   The trust fund may also include loans
                                       that were originated under standards that
                                       were less stringent than the standards
                                       generally acceptable to Freddie Mac and
                                       Fannie Mae with regard to the borrower's
                                       credit standing and repayment ability.
                                       The related borrowers may have payment
                                       histories and debt-to-income ratios which
                                       would not satisfy Freddie Mac and Fannie
                                       Mae underwriting guidelines and may have
                                       a record of major derogatory credit items
                                       such as outstanding judgments or prior
                                       bankruptcies. On a case by case basis,
                                       the related seller may determine that,
                                       based upon compensating factors, a
                                       prospective borrower not strictly
                                       qualifying under its applicable
                                       underwriting risk category guidelines
                                       warrants an underwriting exception.

                                       As a result of the application of less
                                       stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher than
   You Expect If Your Securities Are
   Backed by Partially Unsecured
   Home Equity Loans................   The trust fund may also include home
                                       equity loans that were originated with
                                       loan-to-value ratios or combined
                                       loan-to-value ratios in excess of the
                                       value of the related mortgaged property.
                                       Under these circumstances, the trust fund
                                       could be treated as a general unsecured
                                       creditor as to any unsecured portion of
                                       any related loan. In the event of a
                                       default under a loan that is unsecured in
                                       part, the trust fund will have recourse
                                       only against the borrower's assets
                                       generally for the unsecured portion of
                                       the loan, along with all other general
                                       unsecured creditors of the borrower.

The Prepayment Rate on Home Equity
   Loans and Home Improvement
   Contracts is Uncertain...........   Home equity loans and home improvement
                                       contracts have been originated in
                                       significant volume only during the past
                                       few years and the depositor is not aware
                                       of any publicly available studies or
                                       statistics on the rate of prepayment of
                                       these types of loans.

                                       Generally, if prevailing interest rates
                                       fall significantly below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans.
                                       Conversely, if prevailing interest rates rise significantly above the coupon rate on the home equity loans, the rate of prepayments is likely to decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

                                       In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest
   Distributions in Comparable
   Investments......................   Asset-backed securities usually produce
                                       more returns of principal to investors
                                       when market interest rates fall below the
                                       interest rates on the loans and produce
                                       less returns on principal when market
                                       interest rates rise above the interest
                                       rates on the loans. If borrowers
                                       refinance their loans as a result of
                                       lower interest rates, you will receive an
                                       unanticipated payment of principal. As a
                                       result, you are likely to receive more
                                       money to reinvest at a time when other
                                       investments generally are producing a
                                       lower yield than that on the securities,
                                       and are likely to receive less money to
                                       reinvest when other investments generally
                                       are producing a higher yield than that on
                                       the securities. You will bear the risk
                                       that the timing and amount of
                                       distributions on your securities will
                                       prevent you from obtaining your desired
                                       yield.

You Could Be Adversely Affected by
   Violations of Environmental
   Laws.............................   Federal, state, and local laws and
                                       regulations impose a wide range of
                                       requirements on activities that may
                                       affect the environment, health, and
                                       safety. In some circumstances, these laws
                                       and regulations impose obligations on
                                       owners or operators of residential
                                       properties such as those that secure the
                                       loans held in the trust fund. Failure to
                                       comply with these laws and regulations
                                       can result in fines and penalties that
                                       could be assessed against the trust as
                                       owner of the related property.

                                       In some states, a lien on the property
                                       due to contamination has priority over
                                       the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under some circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not
   Assure Their Payment.............   Any class of securities issued under this
                                       prospectus and the accompanying
                                       prospectus supplement may be rated by one
                                       or more nationally recognized rating
                                       agencies. A rating is based on the

                                       adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                       A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                       o   a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                       o   an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider, or

                                       o   a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

                                       The amount, type, and nature of credit
                                       enhancement established for a class of
                                       securities will be determined on the
                                       basis of criteria established by each
                                       rating agency rating classes of the
                                       securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

You May Have Difficulty Reselling
   Your Securities Due to a Lack of
   a Secondary Market, Fluctuating
   Market Values or Periods of
   Illiquidity......................   No market for any of the securities will
                                       exist before they are issued. We cannot
                                       assure you that a secondary market will
                                       develop or, if it develops, that it will
                                       continue. Consequently, you may not be
                                       able

                                       to sell your securities readily or at
                                       prices that will enable you to realize
                                       your desired return or yield to maturity.
                                       The market values of the securities are
                                       likely to fluctuate; these fluctuations
                                       may be significant and could result in
                                       significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                       Illiquidity can have a severely adverse
                                       effect on the prices of securities that
                                       are especially sensitive to prepayment,
                                       credit, or interest rate risk.
                                       Illiquidity can also have an adverse
                                       effect on the price of securities that
                                       have been structured to support other
                                       classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration Limited
   Liquidity........................   Securities issued in book-entry form may
                                       have only limited liquidity in the resale
                                       market, since investors may be unwilling
                                       to purchase securities for which they
                                       cannot obtain physical instruments.

Limit on Ability to Transfer or
   Pledge...........................   Transactions in book-entry securities can
                                       be effected only through The Depository
                                       Trust Company, its participating
                                       organizations, its indirect participants,
                                       and some banks. Therefore, your ability
                                       to transfer or pledge securities issued
                                       in book-entry form may be limited.

Delays in Distributions.............   You may experience some delay in the
                                       receipt of distributions on book-entry
                                       securities since the distributions will
                                       be forwarded by the trustee to The
                                       Depository Trust Company for it to credit
                                       the accounts of its participants. In
                                       turn, these participants will then credit
                                       the distributions to your account either
                                       directly or indirectly through indirect
                                       participants.

Bankruptcy or Insolvency May Affect
   the Timing and Amount of
   Distributions on The
   Securities.......................   The seller and the depositor will treat
                                       the transfer of the loans held in the
                                       trust fund by the seller to the depositor
                                       as a sale for accounting purposes. The
                                       depositor and the trust fund will treat
                                       the transfer of the loans from the
                                       depositor to the trust fund as a sale for
                                       accounting purposes. If these
                                       characterizations are correct, then if
                                       the seller were to become bankrupt, the
                                       loans would not be part of the seller's
                                       bankruptcy estate and would not be
                                       available to the seller's creditors. On
                                       the other hand, if the seller becomes
                                       bankrupt, its bankruptcy trustee or one
                                       of its creditors may attempt to
                                       recharacterize the sale of the loans as a
                                       borrowing by the seller, secured by a
                                       pledge of the loans. Presenting this
                                       position to a bankruptcy court could
                                       prevent timely payments on the securities
                                       and even reduce the payments on the
                                       securities. Similarly, if the
                                       characterizations of the transfers as
                                       sales are correct, then if the depositor
                                       were to become bankrupt, the loans would
                                       not be part of the depositor's bankruptcy
                                       estate and would not be available to the

                                       depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                       If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.
                                       Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.
                                       Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                       Federal and state statutory provisions
                                       affording protection or relief to
                                       distressed borrowers may affect the
                                       ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy
                                       Code, a lender may not foreclose on a
                                       mortgaged property without the permission of the bankruptcy court and in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities
   May Exceed the Market Value of
   the Trust Fund Assets............   The market value of the assets relating
                                       to a series of securities at any time may
                                       be less than the principal amount of the
                                       securities of that series then
                                       outstanding, plus accrued interest. After
                                       an event of default and a sale of the
                                       assets relating to a series of
                                       securities, the trustee, the master
                                       servicer, the credit enhancer, if any,
                                       and any other service provider specified
                                       in the related prospectus supplement
                                       generally will be entitled to receive the
                                       proceeds of that sale to the extent of
                                       unpaid fees and other amounts owing to
                                       them under the related transaction
                                       document prior to distributions to
                                       securityholders. Upon any such sale, the
                                       proceeds may be insufficient to pay in
                                       full the principal of and interest on the
                                       securities of the related series.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 118.

                                 THE TRUST FUND

General

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture (as defined below) and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions

----------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

     General. Loans will consist of single family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios (as defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance

Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties (as defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as defined hereafter), as applicable, of the loans,

     o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Participation Certificates

     The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

     o first lien mortgage loans secured by one- to four-family residential properties,

     o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties,

     o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

     o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

     If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Agency Securities

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any real estate mortgage investment conduit ("REMIC") securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et. Seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a Pooling and Servicing Agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the Pooling and Servicing Agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the Pooling and Servicing Agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     o    the payment features of the mortgage loans,

     o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans and

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o the maximum original term-to-stated maturity of the private mortgage-backed securities;

     o the weighted average term-to stated maturity of the private mortgage-backed securities;

     o the pass-through or certificate rate of the private mortgage-backed securities;

     o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     o the issuer, the servicer and the trustee of the private mortgage-backed securities;

     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

     o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the Securities & Exchange Commission ("SEC") a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed under the name of First Horizon Asset Securities Inc. and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     First Horizon Asset Securities Inc., a Delaware corporation, the depositor, was incorporated in March 9, 1999 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

     General Standards for First Lien Mortgage Loans. First Horizon's underwriting standards with respect to first lien mortgage loans will generally conform to those published in First Horizon's guide for alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

     First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

     o    factors relating to the experience and status of the seller,

     o characteristics of the specific mortgage loan, including the principal balance, the Loan-to-Value Ratio, the loan type or loan program, and

     o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

     Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     First Horizon's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, First Horizon will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans which were originated under a limited documentation origination program may be sold to or originated by First Horizon. For a mortgage loan originated under a limited documentation origination program to qualify for First Horizon, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by First Horizon. Currently, First Horizon's underwriting standards provide that only mortgage loans with certain Loan-to-Value ratios will qualify. If the mortgage loan qualifies, First Horizon waives some of its documentation requirements and may eliminate verification of income, employment or assets for the prospective mortgagor.

     First Horizon's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac, except for maximum loan size. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Legal Aspects of the Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

     General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit home equity/home improvement loans with Loan-to-Value Ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with Loan-to-Value Ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I loans.

     After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

     Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

     o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

     o that there were no delinquent tax or assessment liens against the Property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

     o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

     o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of the Trust Fund Assets."

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements (each, a Pooling and Servicing Agreement or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

     o the assets required to be deposited in the related Security Account from time to time;

     o Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit

Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions reported to the holders of the securities as allocable to principal and,

     o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

     o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds (as defined below) or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

     o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

     o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans (as defined herein) during the preceding collection period;

     o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

     o the servicing fee payable to the master servicer and any subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to (i) and (ii) above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
Principal Types

Accretion Directed..................   A class that receives principal payments
                                       from the accreted interest from specified
                                       Accrual classes. An accretion directed
                                       class also may receive principal payments
                                       from principal paid on the underlying
                                       Trust Fund Assets for the related series.

Component Securities................   A class consisting of "components." The
                                       components of a class of component
                                       securities may have different principal
                                       and/or interest payment characteristics
                                       but together constitute a single class.
                                       Each component of a class of component
                                       securities may be

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
                                       identified as falling into one or more of
                                       the categories in this chart.

Notional Amount Securities..........   A class having no principal balance and
                                       bearing interest on the related notional
                                       amount. The notional amount is used for
                                       purposes of the determination of interest
                                       distributions.

Planned Principal Class or PAC'S....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the planned
                                       principal class. The planned principal
                                       classes in any series of certificates may
                                       be subdivided into different categories
                                       (e.g., primary planned principal classes,
                                       secondary planned principal classes and
                                       so forth) having different effective
                                       structuring ranges and different
                                       principal payment priorities. The
                                       structuring range for the secondary
                                       planned principal class of a series of
                                       certificates will be narrower than that
                                       for the primary planned principal class
                                       of the series.

Scheduled Principal Class...........   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule but is not
                                       designated as a Planned Principal Class
                                       or Targeted Principal class. In many
                                       cases, the schedule is derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the scheduled
                                       principal class.

Sequential Pay......................   Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined principal balance
                                       schedules and that under all
                                       circumstances receive payments of
                                       principal continuously from the first
                                       distribution date on which they receive
                                       principal until they are retired. A
                                       single class that receives principal
                                       payments before or after all other
                                       classes in the same series of securities
                                       may be identified as a sequential pay
                                       class.

Strip...............................   A class that receives a constant
                                       proportion, or "strip," of the principal
                                       payments on the underlying Trust Fund
                                       Assets.

Support Class (also sometimes
   referred to as "companion
   classes")........................   A class that receives principal payments
                                       on any distribution date only if
                                       scheduled payments have been made on
                                       specified planned principal classes,
                                       targeted principal classes and/or
                                       Scheduled Principal Classes.

Targeted Principal Class or TACs....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming a single constant prepayment
                                       rate for the underlying Trust Fund
                                       Assets.

Interest Types

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
Fixed Rate..........................   A class with an interest rate that is
                                       fixed throughout the life of the class.

Floating Rate.......................   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies directly with
                                       changes in the index.

Inverse Floating Rate...............   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies inversely with
                                       changes in the index.

Variable Rate.......................   A class with an interest rate that resets
                                       periodically and is calculated by
                                       reference to the rate or rates of
                                       interest applicable to specified assets
                                       or instruments (e.g., the Loan Rates
                                       borne by the underlying loans).

Interest Only.......................   A class that receives some or all of the
                                       interest payments made on the underlying
                                       Trust Fund Assets and little or no
                                       principal. Interest Only classes have
                                       either a nominal principal balance or a
                                       notional amount. A nominal principal
                                       balance represents actual principal that
                                       will be paid on the class. It is referred
                                       to as nominal since it is extremely small
                                       compared to other classes. A notional
                                       amount is the amount used as a reference
                                       to calculate the amount of interest due
                                       on an Interest Only class that is not
                                       entitled to any distributions in respect
                                       of principal.

Principal Only......................   A class that does not bear interest and
                                       is entitled to receive only distributions
                                       in respect of principal.

Partial Accrual.....................   A class that accretes a portion of the
                                       amount of accrued interest thereon, which
                                       amount will be added to the principal
                                       balance of that class on each applicable
                                       distribution date, with the remainder of
                                       the accrued interest to be distributed
                                       currently as interest on that class. This
                                       accretion may continue until a specified
                                       event has occurred or until the Partial
                                       Accrual class is retired.

Accrual.............................   A class that accretes the amount of
                                       accrued interest otherwise distributable
                                       on that class, which amount will be added
                                       as principal to the principal balance of
                                       that class on each applicable
                                       distribution date. The accretion may
                                       continue until some specified event has
                                       occurred or until the Accrual class is
                                       retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     o    LIBOR as determined on the previous LIBOR determination date, or

     o    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

     o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The

Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

     A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. Subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

     o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

     o the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- FHA Insurance; VA Guaranties" for a description of FHA Insurance and VA Guaranties and "-- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Over-collateralization

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency (as defined herein) rating the related series of securities;

     (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities;

     (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating

          Agency is Moody's or S&P (as defined herein), such rating shall be the highest commercial paper rating of Moody's or S&P, as applicable, for any such securities);

     (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

     (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency .

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

     o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o failure to construct a Property in accordance with plans and specifications.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     o    the cost of repair to or replacement of the damaged Property, or

     o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

     If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Financial Instruments

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

     o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

     o an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the Mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS 'r' System. For any Mortgage held through the MERS 'r' System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS 'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

     o    any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- Home Improvement Contracts."

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of a representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

     Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

     o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

     o the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

     o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

     o the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

     The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

     o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     o to reimburse the master servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o to clear and terminate the Security Account upon termination of the Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the master servicer or the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding

Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

     Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty (as defined herein), bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

     In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

     o the maximum insurable value of the improvements securing the loan or the greater of

     (1)  the outstanding principal balance of the loan, and

     (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- The Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA Guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The applicable prospectus supplement may provide that another entity will act as the master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, but if it does not, the master servicer will be First Horizon. First Horizon is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the applicable Agreement. First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000.

     First Horizon or any other entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

     o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

     o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other "Events of Default" under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

     o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of the class evidencing not less than 25% of the total distributions allocated to the class ("percentage interests");

     o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified in the Agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

     o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

     If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

     o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the related liquidation proceeds for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

     (a)  to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

     o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of

     (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and

     (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

     Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                           LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.

Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the Property, including any junior lienholders. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specified period of time in one or more newspapers. These notice provisions require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholders no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of a sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages and Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors or, alternatively, may not impose liability on secured creditors at all.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California) statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Due-on-Sale Clauses

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of widow period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

     General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The California Military and Veterans Code (the "California Military Code") provides protection equivalent to that provided by the Relief Act to California National Guard members called up to active service by the Governor of California, California National Guard members called up to active service by the President of the United States and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act and the California Military Code could result in losses to securityholders. The Relief Act and the California Military Code also impose limitations which would impair the ability of the master servicer to foreclose on an affected loan or enforce rights under a home improvement contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Moreover, the Relief Act and the California Military Code permit the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act or the California Military Code goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

     There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Home Equity Loan Consumer Protection Act of 1988 and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

Home Ownership and Equity Protection Act of 1994 and Similar State Laws

     Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Some of the mortgage loans in a mortgage pool that were originated between October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or "Georgia Act." The Georgia Act applies to any mortgage loan that is secured by a property located in the State of Georgia that is the mortgagor's principal residence and has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans," have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans and further prohibitions apply to Georgia high-cost home loans. Except in the case of a transaction in which the mortgage loans are provided by an unaffiliated seller or unless otherwise specified in the accompanying prospectus supplement, First Horizon will represent and warrant that all of the mortgage loans in the mortgage pool complied in all materials respects with all applicable local, state and federal laws at the time of origination.

     Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to foreclosure or an action to collect or to counterclaims by a mortgagor if the loan is in violation of the Georgia Act. Remedies available to a mortgagor include actual, statutory and punitive damages, costs and attorneys fees, rescission rights and other, unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

     With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act. Although First Horizon will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to the Georgia Act.

     The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold securities as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. If a partnership holds securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding securities should consult their tax advisors. Prospective investors are encouraged to consult their own tax advisers concerning the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o an election is made to treat the trust fund relating to a particular series of securities, or a portion of the trust fund, as a REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews Kurth LLP adopting the discussion set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

     For purposes of this discussion, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

     A "Non-U.S. Person" is any person that is not a U.S. Person.

Taxation of Debt Securities

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount or "OID") on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt securities" in this section.

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of any interest foregone, in the case of the longer interval, and all of any additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity. Holders of Debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption (as defined below). Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    the interest is unconditionally payable at least annually,

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and

     o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

     In the case of Compound Interest securities, certain Interest Weighted Securities (as defined below), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in the following paragraphs of this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust - General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if the holder has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes. In the case of any REMIC, no class of Regular Interest Security (or other regular interest in a REMIC) will bear interest based on an objective rate (other than two or more qualified floating rates).

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     The excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. Holders are encouraged to consult their own tax advisers before making this election.

     Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which the holder may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their own tax advisers regarding the election to amortize premium and the method to be employed.

     Treasury regulations dealing with amortizable bond premium (the "Final Bond Premium Regulations") specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their own tax advisers regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. Holders are encouraged to consult their own tax advisers before making this election.

Taxation of the REMIC and its Holders

     General. In the opinion of Andrews Kurth LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are real estate assets). If less than 95% of the REMIC's assets consist of assets described in Code Section 7701(a)(19)(C), then securities held by a domestic building and loan association will represent assets described in Code Section 7701(a)(19)(C) in the same proportion that the REMIC assets would be so treated. Similarly, if less than 95% of the REMIC's assets consist of "real estate assets" under Code Section 856(c)(5)(B), then securities held by a real estate investment trust will represent "real estate assets" in the same proportion that the REMIC's assets would be so treated and income on the securities certificates will represent "interests on obligations secured by mortgages on real property or on interests in real property" in the same proportion that the income on the REMIC's assets would be so treated.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder," including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the specified amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

     o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

     A holder of a Residual Interest Security (as defined below) that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See "-- Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     Treasury regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of REMIC residual interests determined to be noneconomic residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchaser of Residual Interest Securities are encouraged to consult with their own tax advisors regarding the effect of these proposed regulations.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged consult their own tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a Non-U.S. Person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. Please read "Tax Treatment of Foreign Investors."

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. In the case of a Residual Interest Security having no economic value, the issue price will generally remain at zero, and all income allocated to the Residual Interest Security will be excess inclusions. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. Please read "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400C of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     Under the REMIC Treasury regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer

     o the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate for the year in which the transfer occurs, and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The REMIC Treasury regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

     Final Treasury regulations issued on July 19, 2002 (the "Final Regulations") provide a safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the applicable federal short-term rate.

     The Final Regulations provide an additional safe harbor for transfers of noneconomic residual interests to purchasers that are domestic, taxable C corporations (other than real estate investment trusts, regulated investment companies or REMICs). A transfer generally satisfies the this safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. For these purposes a transferor will be deemed to know that the taxes associated with the residual interest will not be paid if the amount of any inducement payment to be made to the purchaser relative to the liabilities assumed reasonably indicates that the taxes associated with holding the residual interest will not be paid. In addition, the transfer must meet the other conditions, described in the prospectus, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest.

     The Final Regulations further provide that transfers to a foreign branch of a corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the noneconomic residual interest are not eligible for safe harbor treatment.

     The Final Regulations generally apply to transfers of noneconomic residual interests after February 3, 2000, and thus generally apply to transfers of REMIC residual interests should they be determined to be noneconomic residual interests. The Final Regulations contain additional detail regarding their application and prospective investors in the REMIC residual interest are encouraged to consult their own tax advisors regarding the application of the Final Regulations to a transfer of such REMIC residual interests.

     If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Treasury regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. Please see "-- Tax Treatment of Foreign Investors" below.

     In addition, legislation has been proposed under which a REMIC would be secondarily liable for the tax liability of its residual interest. It is unknown whether this provision will be enacted. Prospective investors in REMIC residual interests are encouraged to consult their own tax advisors regarding proposed regulations and proposed legislation.

     Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Andrews Kurth LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. Please read "-- Taxation of Debt Securities -- Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing fees") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are encouraged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In general, the maximum tax rate on ordinary income for individual taxpayers is greater than the maximum tax rate on long-term capital gains for individual taxpayers. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to "backup withholding" at a rate of 28% (which rate will be increased to 31% for payments made after December31, 2010) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o fails to furnish the trustee with its taxpayer identification number ("TIN");

     o    furnishes the trustee an incorrect TIN;

     o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders are encouraged to consult their own tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Non-U.S. Person, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are Non-U.S. Persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Non-U.S. Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

     Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Non-U.S. Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. Please read "-- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     Andrews Kurth LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Non-U.S. Person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

     o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 28% (which rate will be increased to 31% for payments made after December31, 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership

     Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes.

In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other Non-U.S. Persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on an applicable IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each holder that is a Non-U.S. Person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each holder that is a Non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A holder that is a Non-U.S. Person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a holder that is a Non-U.S. Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% for payments made after December 31, 2010) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those securities.

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans and other persons who bear specified relationships to Plans ("Parties in Interest"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to ERISA's requirements, but are subject to the provisions of applicable federal or state law. Any of those plans which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other Parties in Interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates in pass-through trusts that consist of certain receivables, loans and other obligations, and the servicing, operation and management of those asset-back pass-through trusts, provided the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below, other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act; and

     (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     If an issuer holds obligations that have high Loan-to-Value Ratios, the Underwriter Exemption may apply to the issuer's non-subordinated certificates rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P (as defined below), Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, and underwriter, the trustee, the servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

     (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

     (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

          (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the Pooling and Servicing Agreement or an Event of Default occurs.

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Certain Investments").

     (8)  The related prospectus or prospectus supplement must describe:

          (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (ii) the duration of the Pre-Funding Period;

          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

          (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

     (9) The related Pooling and Servicing Agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets.

Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by FTN Financial Securities Corp., an affiliate of First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation, in connection with offers and sales related to market making transactions in the securities in which FTN Financial Securities Corp. acts as principal. FTN Financial Securities Corp. may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

     The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to

Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

     (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
10 percent shareholder........................................................99
accredited investor..........................................................106
Additional Obligations.......................................................107
Agreement.....................................................................16
APR...........................................................................20
Available Funds...............................................................32
backup.......................................................................103
backup withholding............................................................96
beneficial owner..............................................................41
BIF...........................................................................56
borrower......................................................................76
California Military Code......................................................77
capital assets................................................................83
Capitalized Interest Account..................................................58
Cash Flow Bond Method.........................................................95
CERCLA........................................................................72
Certain Investments..........................................................108
Claimable Amount..............................................................81
Class Security Balance........................................................32
Code..........................................................................31
COFI securities...............................................................39
Collateral Value..............................................................20
Combined Loan-to-Value Ratio..................................................20
commercially reasonable.......................................................71
companion classes.............................................................36
constant maturity.............................................................40
Contingent Regulations........................................................85
contracts.....................................................................75
controlled foreign corporation................................................99
cooperative housing corporation...............................................59 cooperative loans.............................................................17
cooperatives..................................................................17
covered home loans............................................................82
Cut-off Date Principal Balance................................................30
daily portions................................................................85
Debt securities...............................................................84
debt-to-income ratio..........................................................28
Definitive Security...........................................................41
Designated Transaction.......................................................106
Detailed Description..........................................................17
DOL..........................................................................104
DTC......................................................................41, 112
due-on-sale...............................................................18, 51
effectively connected.........................................................97
Eleventh District.............................................................39
encourage.....................................................................74
equity interest..............................................................104
ERISA.........................................................................31
European Depositories.........................................................41
Events of Default.............................................................64
excess inclusion..............................................................91
excess servicing fees.........................................................95

FHA...........................................................................17
FHLBSF........................................................................39
Final Bond Premium Regulations................................................87
Final Regulations.............................................................92
Financial Intermediary........................................................41
First Horizon.................................................................25
Fitch........................................................................106
foreign person................................................................99
fully modified pass-through...................................................21
Funding Period................................................................58
Garn-St Germain Act...........................................................74
Georgia Act...................................................................82
Ginnie Mae I Certificate......................................................21
Ginnie Mae II Certificate.....................................................21
Guide.........................................................................25
high cost......................................................................9
High Cost Loans...............................................................81
high-risk mortgage securities................................................109
home loans....................................................................82
Homeownership Act.............................................................81
Indenture.....................................................................30
inducement fees...............................................................90
Insurance Proceeds............................................................57
Insured Expenses..............................................................57
Interest Settlement Rate......................................................38
Interest Weighted Securities..................................................86
L/C Bank......................................................................46
L/C Percentage................................................................46
lender........................................................................76
LIBO Method...................................................................39
Liquidation Expenses..........................................................57
Liquidation Proceeds..........................................................57
Loan Rate.....................................................................18
Loan-to-Value Ratio...........................................................20
lock-up......................................................................112
market discount...............................................................87
Master Servicing Fee..........................................................62
MGT/EOC.......................................................................43
Money Rates...................................................................40
Moody's..................................................................47, 106
Mortgage......................................................................54
mortgage pass-through certificate............................................105 mortgage pool pass-through certificates......................................104 mortgage related securities..................................................109
National Cost of Funds Index..................................................40
NCUA.........................................................................109
new partnership..............................................................101
Non-U.S. Person...............................................................83
objective rate................................................................85
Obligations..................................................................107
OID...........................................................................84
OID Regulations...............................................................84
old partnership..............................................................101
operator..................................................................12, 72
ortgage related securities...................................................109
OTS...........................................................................40

owner.....................................................................12, 72
Parties in Interest..........................................................104
Pass-Through Rate.............................................................16
Pass-Through Securities.......................................................94
Pay-Through Security..........................................................85
percentage interests..........................................................64
Permitted Investments.........................................................47
Plans........................................................................104
Policy Statement.............................................................109
Pool Insurance Policy.........................................................48
Pool Insurer..................................................................48
Pooling and Servicing Agreement...............................................16
portfolio interest.......................................................91, 103
Pre-Funded Amount.............................................................58
Pre-Funding Account...........................................................58
Pre-Funding Limit............................................................107
Pre-Funding Period...........................................................107
Prepayment Assumption.........................................................85
Primary Mortgage Insurance Policy.............................................19
Prime Rate....................................................................40
Principal Prepayments.........................................................33
Property Improvement Loans....................................................78
prudent investor.............................................................109
PTE 83-1.....................................................................104
Purchase Price................................................................29
qualified floating rate.......................................................85
qualified floating rates......................................................85
qualified liquidation.........................................................68
qualified stated interest.................................................84, 98
Rating Agency................................................................111
Ratio Strip Securities........................................................95
RCRA..........................................................................72
real estate assets........................................................88, 96
real estate mortgage investment conduit.......................................31
Record Date...................................................................31
Refinance Loan................................................................20
Regular Interest Securities...................................................84
Regular Interests.............................................................88
related person................................................................99
Relevant Depositary...........................................................41
Relief Act....................................................................77
REMIC.........................................................................22
reportable payments...........................................................97
Residual Interest Security....................................................90
residual interests............................................................31
Residual Interests............................................................88
responsible parties...........................................................72
Restricted Group.............................................................107
Retained Interest.............................................................30
Rules.........................................................................41
S&P..........................................................................106
SAIF..........................................................................56
Sale and Servicing Agreement..................................................16
SEC.......................................................................24, 46
secured by....................................................................95
secured creditor exclusion....................................................72

Securities Act................................................................21
Security Account..............................................................56
Security Owners...............................................................41
Security Register.............................................................31
Sellers.......................................................................16
Senior Securities.............................................................45
Servicing Fee.................................................................94
Short-Term Note...............................................................98
Single Family Properties......................................................19
Single Family Securities.....................................................104
SMMEA........................................................................109
stripped bonds................................................................95
stripped coupons..............................................................95
Stripped Securities...........................................................94
structuring range.............................................................36
Subsequent Loans..............................................................58
substantial equity features..................................................104
tenant-stockholder............................................................59
Terms and Conditions..........................................................43
TIN...........................................................................96
Title I Loans.................................................................78
Title I Program...............................................................78
Title V.......................................................................75
Trust Agreement...........................................................16, 30
Trust Fund Assets.............................................................16
U.S. Person..............................................................83, 115
UCC...........................................................................71
Underwriter Exemptions.......................................................105
unrelated business taxable income.......................................100, 101
VA............................................................................17
VA Guaranty...................................................................62
window period.................................................................74
window period states..........................................................74

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                              [FIRST HORIZON LOGO]

                        FIRST HORIZON ABS TRUST 2004-HE2
                                    (ISSUER)

                                  $312,847,000
                                 (APPROXIMATE)

                    FIRST HORIZON ABS NOTES, SERIES 2004-HE2

                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------

                                 FTN FINANCIAL

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE NOTES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL SEPTEMBER 20, 2004.

                                   JUNE 22, 2004

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                         STATEMENT OF DIFFERENCES
                         ------------------------
The greater-than-or-equal-to sign shall be expressed as................. >=